UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Weingarten Realty Investors

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WEINGARTEN REALTY INVESTORS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 6, 2010

To Our Shareholders:

You are invited to attend our annual meeting of shareholders that will be held at our principal office located at 2600 Citadel Plaza Drive, Houston, Texas 77008, on Thursday, May 6, 2010, at 9:00 a.m., Houston time.  The purpose of the annual meeting is as follows:

1.	To elect nine trust managers to serve until their successors are elected and qualified;

2.
To amend the Company’s Sixth Amended and Restated Declaration of Trust to increase the number of authorized common shares of beneficial interest, $0.03 par value per share, from 150,000,000 to 275,000,000;

3.	To approve and adopt the Weingarten Realty Investors 2010 Long-Term Incentive Plan;

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

5.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 8, 2010 are entitled to notice of and to vote at the annual meeting.

Your vote is important.  You may vote your shares using the Internet or the telephone by following the instructions on page 1 of the proxy statement.  Of course, you may also vote by returning a proxy if you received a paper copy of this proxy statement. If you attend the annual meeting, you may change your vote or revoke your proxy by voting your shares in person.

Please contact our Investor Relations Department at (800) 298-9974 or (713) 866-6000 if you have any questions.

By Order of the Board of Trust Managers,

M. Candace DuFour
Senior Vice President and Secretary
March 26, 2010
Houston, Texas

Important Notice Regarding Availability of Proxy Materials for our

Annual Meeting of Shareholders to be held on May 6, 2010

The proxy statement and annual report to shareholders are available at www.proxyvote.com and under the Investor Relations section of our website at www.weingarten.com under "SEC Filings."

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TABLE OF CONTENTS, continued

ii

WEINGARTEN REALTY INVESTORS
2600 Citadel Plaza Drive, Houston, Texas 77008

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be Held on Thursday, May 6, 2010

The Board of Trust Managers, on behalf of Weingarten Realty Investors, is soliciting proxies to be used at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at our principal office located at 2600 Citadel Plaza Drive, Houston, Texas 77008, on Thursday, May 6, 2010, at 9:00 a.m., Houston time.  Our proxy materials, including this Proxy Statement, the Notice of Annual Meeting of Shareholders, the proxy card, notice of internet availability or voting instruction card and our 2009 Annual Report are being distributed and made available on or about March 26, 2010.

Who May Vote

Only shareholders of record at the close of business on March 8, 2010 are entitled to notice of, and to vote at, the Annual Meeting.  As of March 8, 2010, we had 120,112,671 common shares of beneficial interest (“common shares”) issued and outstanding.  Each common shareholder of record on the record date is entitled to one vote per share on each matter properly brought before the Annual Meeting.

In accordance with our amended and restated bylaws, a list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, between the hours of 9:00 a.m. and 4:00 p.m. local time, at our principal executive office listed above.

How You May Vote

Shareholders may vote in person at the Annual Meeting or by proxy.  The three methods to vote are: over the Internet, by telephone or by using a traditional proxy card.

•	To vote over the Internet, go to www.proxyvote.com and follow the instructions there. You will need the 12 digit number included on your proxy card or notice.

•	To vote by telephone, please call (800) 690-6903 and follow the instructions. You will need the 12 digit number included on your proxy card or notice.

•	If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

(1)	by internet: www.proxyvote.com;
(2)	by telephone: (800) 579-1639; or
(3)	by email: sendmaterial@proxyvote.com (your email should contain the 12 digit number in the subject line).

Internet and telephone voting facilities for shareholders will be available 24 hours a day and the deadline for voting by these methods is 11:59 p.m., Eastern Time, on May 5, 2010.  If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person.  "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct.  If you sign and return your proxy but do not specify how you want your shares voted, they will be voted FOR all four proposals.

You may revoke your proxy and change your vote at any time before the Annual Meeting by submitting a written notice to our Secretary, by submitting a later dated and properly executed proxy (including by means of a telephone or Internet vote) or by voting in person at the Annual Meeting.

Under New York Stock Exchange (NYSE) rules, the proposals to elect trust managers and to ratify the appointment of our independent registered public accounting firm are considered "discretionary" items.  This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting.

Quorum

The presence, in person or represented by proxy, of the holders of a majority (60,056,336 shares) of the common shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  However, if a quorum is not present at the Annual Meeting, the shareholders present in person or represented by proxy have the power to adjourn the Annual Meeting until a quorum is present or represented.  Pursuant to our amended and restated bylaws, abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum at the Annual Meeting.  A broker “non-vote” occurs when a nominee holding common shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Required Votes to Approve Proposals

Assuming a quorum is present at the annual meeting, the following votes are required to approve each proposal:

Proposal One: Election of Trust Managers
The affirmative vote of the holders of a majority of the common shares present in person or represented by proxy is required to re-elect our nine trust managers.  Any trust manager who is currently on the Board shall remain on the board, regardless of the number of votes he receives, unless he is replaced by a nominee who receives the requisite vote to become a new trust manager.  All of the nominees currently serve as a trust manager.  Abstentions and broker non-votes are not counted for purposes of the election of trust managers.

Proposal Two: Approval of an Amendment to Our Sixth Amended and Restated Declaration of Trust to Increase the Number of Authorized Common Shares from 150,000,000 to 275,000,000
The affirmative vote of the holders of 66 2/3% of the common shares present in person or represented by proxy is required to approve the amendment to our sixth amended and restated declaration of trust.   Abstentions and broker non-votes are not counted for purposes of the approval the sixth amendment to our amended and restated declaration of trust.

Proposal Three: Approval and Adoption of the Weingarten Realty Investors 2010 Long-Term Incentive Plan
The affirmative vote of the holders of a majority of the common shares present in person or represented by proxy is required to approve and adopt the Weingarten Realty Investors 2010 Long-Term Incentive Plan.   Abstentions and broker non-votes are not counted for purposes of the approval and adoption of the Weingarten Realty Investors 2010 Long-Term Incentive Plan.

Proposal Four: Ratification of Independent Registered Public Accounting Firm
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the common shares represented in person or by proxy at the annual meeting and entitled to vote thereon in order to be approved.

Cost of Proxy Solicitation

The cost of soliciting proxies will be borne by us.  Proxies may be solicited on our behalf by our trust managers, officers, employees or soliciting service in person, by telephone, facsimile or by other electronic means.  In accordance with SEC regulations and the rules of the NYSE, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in mailing proxies and proxy materials and soliciting proxies from the beneficial owners of our common shares.

Other Business

As of the date of this proxy statement, we are not aware of any matter to be presented or acted upon at the Annual Meeting other than those described in this proxy statement.  If votes are required on any matter presented during the Annual Meeting and you are not present, your designated proxy will vote your shares using their best judgment.

GOVERANCE OF OUR COMPANY

Independence of Trust Managers

Our Board of Trust Managers (the “Board”) has determined that each of the following trust managers standing for re-election has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the meaning of our trust manager independence standards, which reflect the NYSE Director Independence Standards, as currently in effect:  Messrs. Crownover, Cruikshank, Lasher, Schnitzer, Shaper and Shapiro.  The Board has determined that Messrs. A. Alexander and S. Alexander are not independent trust managers within the meaning of the NYSE Director Independence Standards.  Mr. Dow is considered independent under the NYSE Director Independence Standards, however, due to the amount of legal work that Mr. Dow personally performed for his previous firm on our account, the Board has elected to not consider him an independent trust manager.  Furthermore, the Board has determined that each of the members of each of the Governance, Audit and Management Development and Executive Compensation Committees has no material relationship with us (either directly as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the meaning established by the NYSE.

Audit Committee Financial Expert. The Board has determined that Messrs. Cruikshank and Shaper meet the definition of Audit Committee financial expert promulgated by the SEC and are independent, as defined in the NYSE Listing Standards.

Committee Charters and other Governance Materials.  Our Board has adopted (1) a governance and nominating committee charter, a management development and executive compensation committee charter and an audit committee charter; (2) standards of independence for our trust managers; (3) a code of conduct and ethics for all trust managers, officers and employees; and (4) corporate governance guidelines.  Our governance and nominating committee charter, management development and executive compensation committee charter, audit committee charter, corporate governance guidelines and code of conduct and ethics are available on our web site at www.weingarten.com.  These materials are also available in print to any shareholder who requests them by submitting a request to Kristin Gandy, Director of Investor Relations, 2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008.

Communications with the Board.  Individuals may communicate with the Board by sending a letter to:

M. Candace DuFour
Senior Vice President and Secretary
2600 Citadel Plaza Drive, Suite 125
Houston, Texas  77008

All trust managers have access to this correspondence.  Communications that are intended specifically for non-management trust managers should be sent to the street address noted above, to the attention of the Chairman of the Governance and Nominating Committee.  In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board, and distributes communications to the full Board or individual trust managers as appropriate.

Executive Sessions.  Generally, executive sessions of non-employee trust managers are held at the end of each board meeting.  In accordance with our corporate governance guidelines, our independent trust managers will meet at least once per year in executive session.  The Chairman of the Governance and Nominating Committee, currently James W. Crownover, serves as Chairman during any executive session.  During 2009, our non-employee trust managers met three times in executive session.

Board Leadership Structure and Risk Oversight

Since 2001, we operate under a board leadership structure with separate roles for our Chief Executive Officer and Chairman of the Board (“Chairman”). Since this time, we have had no changes in persons serving these roles. The company has a well-developed, institutional-style board of trust managers, comprised of the Chairman, Chief Executive Officer and seven non-employee trust managers. We believe it is the Chief Executive Officer’s responsibility to run our company and the Chairman’s responsibility to run the Board. As trust managers continue to have more oversight responsibility, we believe it is beneficial to have a Chairman whose job is to lead the Board, as well as, facilitating communication amongst trust managers and management and setting the Board’s agendas in consultation with the Chief Executive Officer.  Accordingly, we believe this structure is the best governance model for our company and shareholders.

Our Board has seven non-employee trust managers.  A number of our non-employee trust managers are currently serving or have served as members of senior management and/or directors of other companies.  We have three board committees comprised solely of independent trust managers, each with an independent trust manager serving as Chairman of the committee.  We believe that the number of independent, experienced trust managers that comprise our Board benefits our company and shareholders.

Our Audit Committee is primarily responsible for overseeing the company’s risk management processes on behalf of the full Board. The Audit Committee receives reports from management at least quarterly regarding the company’s assessment of risks. In addition, the Audit Committee, which also considers our risk profile, reports regularly to the full Board. The Audit Committee and the full Board focus on the most significant risks facing the company and the company’s general risk management strategy, and also ensure that risks undertaken by us are consistent with the Board’s levels of risk tolerance.  While the Board oversees our overall risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing us and that our board leadership structure supports this approach.

Pursuant to our bylaws and our governance guidelines, our Board determines the best board leadership structure for our company from time to time. As part of our annual board self-evaluation process, we evaluate our leadership structure to ensure that the Board continues to believe that it provides the optimal structure for our company and shareholders. We recognize that different board leadership structures may be appropriate for companies in different situations. We believe our current leadership structure, with Mr. A. Alexander serving as Chief Executive Officer and Mr. S. Alexander serving as Chairman of the Board, is the optimal structure for us at this time.

Procedures for Nominating Trust Managers

The Governance and Nominating Committee will consider trust manager candidates nominated by shareholders. Shareholder nominee recommendations, including the nominee’s name and an explanation of the nominee’s qualifications must be submitted in writing to M. Candace DuFour, Senior Vice President and Secretary, at P.O. Box 924133, Houston, Texas 77292-4133.  To propose recommendations for the 2011 annual meeting, see instructions under “Shareholder Proposals” on page 40. We did not receive any proposals for nominating trust managers from our shareholders during 2009.

Board Meetings and Committees

During 2009, the Board held six meetings and one telephonic conference call.  No trust manager attended less than 90% of the total number of board and committee meetings on which the trust manager served that were held while the trust manager was a member of the board or committee, as applicable.  All of our trust managers are strongly encouraged to attend our annual meeting of shareholders. All of our trust managers attended our 2009 annual meeting of shareholders.  The Board’s current standing committees are as follows:

Name	Governance and Nominating Committee	Audit Committee	Management Development and Executive Compensation Committee	Executive Committee	Pricing Committee
Employee Trust Managers:
Andrew M. Alexander				X (1)	X (1)
Stanford Alexander				X	X
Non-Employee Trust Managers:
James W. Crownover	X (1)		X
Robert J. Cruikshank		X	X	X	X
Melvin A. Dow				X
Stephen A. Lasher		X (1)	X	X	X
Douglas Schnitzer	X	X
C. Park Shaper	X	X
Marc J. Shapiro	X		X (1)		X
___________
(1)	Chairman

Governance and Nominating Committee

The Governance and Nominating Committee which operates pursuant to a written charter, has the responsibility to (1) oversee the nomination of individuals to the Board, including the identification of individuals qualified to become trust managers and the recommendation of such nominees; (2) develop and recommend to the Board a set of governance principles; and (3) oversee matters of governance to ensure that the Board is appropriately constituted and operated to meet its fiduciary obligations, including advising the Board on matters of board organization, membership and function and committee structure and membership.  The Governance and Nominating Committee also recommends trust manager compensation and benefits.  The Governance and Nominating Committee will consider nominees made by shareholders.  Shareholders should send nominations to our Senior Vice President and Secretary, M. Candace DuFour.  Any shareholder nominations proposed for consideration by the Governance and Nominating Committee should include the nominee’s name and qualifications for board membership.  The Governance and Nominating Committee recommends to the Board the slate of individuals to be presented for election as trust managers. The Governance and Nominating Committee shall establish criteria for the selection of potential trust managers, taking into account the following desired attributes: ethics, leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge and diversity of viewpoints.  The same criterion is applied to candidates recommended by any source. See “Governance of Our Company – Procedures for Nominating Trust Managers” on page 5 and “Shareholder Proposals” on page 40.  The Governance and Nominating Committee met four times in 2009.

Audit Committee

The Audit Committee which acts pursuant to a written charter, assists the Board in fulfilling its responsibilities for general oversight of (1) our financial reporting processes and the audit of our financial statements, including the integrity of our financial statements; (2) our compliance with ethical policies contained in our code of conduct and ethics; (3) legal and regulatory requirements; (4) the independence, qualification and performance of our independent registered public accounting firm; (5) the performance of our internal audit function; and (6) risk assessment and risk management.  The Audit Committee has the responsibility for selecting our independent registered public accounting firm and pre-approving audit and non-audit services.  Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; reviews the audit committee charter and the Audit Committee’s performance; and reviews our disclosure controls and procedures, information security policies and corporate policies with respect to financial information and earnings guidance.  The Audit Committee also oversees investigations into complaints concerning financial matters.  The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.  The Audit Committee met four times and had one conference call in 2009.

Management Development and Executive Compensation Committee

The Management Development and Executive Compensation Committee (1) discharges the Board’s responsibilities to establish the compensation of our executives; (2) produces an annual report on executive compensation for inclusion in our annual proxy statement; (3) provides general oversight for our compensation structure, including our equity compensation plans and benefit programs; and (4) retains and approves the terms of the retention of any compensation consultant or other compensation experts.  Other specific duties and responsibilities of this committee include reviewing the leadership development process; reviewing and approving objectives relative to executive officer compensation; approving employment agreements for executive officers; approving and amending our incentive compensation and share option programs (subject to shareholder approval if required); and annually evaluating its performance and its written charter.  The Management Development and Executive Compensation Committee held three meetings during 2009.

Executive Committee

The Executive Committee has the authority to enter into transactions to acquire and dispose of real property, execute certain contracts and agreements, including, but not limited to, borrowing money and entering into financial derivative contracts, leases (as landlord or tenant) and construction contracts valued up to $100 million. The committee was established by the Board to approve these significant transactions.  We have a detailed process that is followed for all of these transactions.  The Executive Committee did not meet in person during 2009, but conducted business by the execution of three unanimous written consents that year.

Pricing Committee

The Pricing Committee is authorized to exercise all the powers of the Board in connection with the offering, issuance and sale of our securities.  The Pricing Committee did not meet during 2009. Our one equity offering during 2009 was approved by the Board.

Non-Executive Compensation Policies

We have reviewed our compensation policies and practices for non-executive employees.  During our review we noted that our general employee bonus program has not paid a bonus to any single employee in excess of $250,000 in any given year during the last five years.  Our commission programs have adopted practices including oversight committees, which we believe mitigate risk to us.  Upon conclusion of our review of our compensation policies, we have determined that these policies and practices are not reasonably likely to have a material adverse effect on our financial results.

PROPOSAL ONE
ELECTION OF TRUST MANAGERS

Pursuant to the Texas Business Organizations Code, our amended and restated declaration of trust, and our amended and restated bylaws, our business, property and affairs are managed under the direction of the Board.  At the Annual Meeting, nine trust managers will be elected by the shareholders, each to serve until his successor has been duly elected and qualified, or until the earliest of his death, resignation or retirement. Regardless of the number of votes each nominee receives, pursuant to the Texas Business Organizations Code, each trust manager will continue to serve unless another nominee receives the affirmative vote of the holders of 66 2/3% of our outstanding common shares.

The persons named as proxies will vote your shares as you specify.  If you fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below.  The Board has proposed the following nominees for election as trust managers at the Annual Meeting.  Each of the nominees was nominated by the Governance and Nominating Committee and each nominee is currently a member of the Board. The Governance and Nominating Committee did not receive any nominations for trust manager from any person.

All nominees have consented to serve as trust managers.  The Board has no reason to believe any of the nominees will be unable to act as trust manager.  However, if a trust manager is unable to stand for re-election, the Board may either reduce the size of the Board or the Governance and Nominating Committee may designate a substitute.  If a substitute nominee is named, the proxies will vote for the election of the substitute.

Composition of Board

The Governance and Nominating Committee seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. As discussed under “Board Meetings and Committees – Governance and Nominating Committee” on page 6, a slate of individuals to be presented for election at the annual shareholders’ meeting each year is approved by the Board after recommendation by the Governance and Nominating Committee. In the case of a vacancy on the Board, the Board approves a new trust manager candidate following the recommendation of a candidate by the Governance and Nominating Committee. In identifying trust manager candidates, the Governance and Nominating Committee considers the following: (1) the comments and recommendations of trust managers regarding the qualifications and effectiveness of the existing Board or additional qualifications that may be required when selecting new trust managers that may be made in connection with our annual board’s self-examination, (2) the required expertise and diversification comprising the current Board’s membership, (3) the independence of trust managers and any other possible conflicts of interest of existing and potential trust members and (4) any other factors the Board deems appropriate to consider. Although we have no policy regarding diversity, the charter of the corporate governance and nominating committee includes in the selection criteria that the diversity of view points is an important component in the selection of our Board members. This component includes such factors as background, experience, expertise, gender, race and culture.

Nominees

Stanford Alexander, Chairman of the Board of Trust Managers since 2001.  Chief Executive Officer from 1993 to December 2000.  President and Chief Executive Officer from 1962 to 1993.  Trust manager since 1956 and our employee since 1955.  Age: 81

Mr. S. Alexander has earned a master's degree in business administration from The Harvard Business School. Mr. S. Alexander has an over 50-year career with Weingarten Realty Investors (“WRI”).  During Mr. S. Alexander’s tenure, he served as Chief Executive Officer from 1993 to 2000 and as President from 1962 to 1993.  He is a past Chairman of the National Association of Real Estate Investment Trusts and is still active on the Executive Committee and Board of Governors. Mr. S. Alexander is also a longtime member of the International Council of Shopping Centers. Other current board positions include The University of Texas M.D. Anderson Cancer Center Board of Visitors and Development Board, the National Trustee of National Jewish Medical and Research Center, and the University of Houston-Downtown Advisory Board. Mr. S. Alexander’s experience and knowledge of over 50 years in the real estate industry, as well as his experience managing WRI, provide him the ability to perform his function as a member of our Board.

Andrew M. Alexander, trust manager since 1983.  Chief Executive Officer since 2001.  President since 1997.  Executive Vice President/Asset Manager from 1993 to 1996 and President of Weingarten Realty Management Company since 1993. Senior Vice President/Asset Manager of Weingarten Realty Management Company from 1991 to 1993, and Vice President from 1990 to 1991 and Vice President from 1988 to 1990.  Mr. Alexander has been our employee since 1978.  He is a director of Academy Sports & Outdoors, Inc.  Age: 53

Mr. A. Alexander graduated from the University of Texas (Austin) with highest honors majoring in real estate. Mr. A. Alexander joined WRI in 1978 as a Leasing Executive in the Retail Division. He was appointed Director of the Industrial Division in 1982, and was made Vice President of WRI in 1988. In 1985, Mr. A. Alexander was promoted to Director of Leasing and was named Senior Vice President in 1991. In 1993, Mr. A. Alexander was appointed President of Weingarten Realty Management Company while still serving as Senior Vice President for WRI. He was named President of WRI in 1997 and was appointed the Company’s Chief Executive Officer in 2001.

Mr. A. Alexander is active in a number of civic and charitable organizations. He also serves as a director of The Houston Food Bank, The Texas Medical Center and The Greater Houston Partnership. He has previously served on a number of boards including Houston Achievement Place and The Gladney Center. Mr. A. Alexander serves on the Board of the National Association of Real Estate Investment Trust, our trade association and is a Trustee and past Chairman of The International Council of Shopping Centers. Mr. A. Alexander’s knowledge of the company, experience serving as President and Chief Executive Officer and on other boards and his ability to understand complex financial and real estate transactions provides him the ability to perform his function as a member of our Board.

James W. Crownover, trust manager since 2001.  Since 1998, Mr. Crownover has served on a number of corporate boards, donated his time to charitable endeavors and managed his personal investments.  He currently serves as a director of Republic Services, Inc. (Audit Committee Member, Integration Committee member), FTI Consulting, Inc. (Compensation Committee Chairman, Governance Committee member) and Chemtura Corporation (Health, Safety and Environmental Committee Chairman, Compensation and Governance Committee member).  Previously he served on the boards of Unocal Corporation (Audit Committee Chairman, Pension Committee Chairman), Great Lakes Chemical Corporation (Presiding Director) which merged into Chemtura Corporation and Allied Waste Industries (Governance Committee Chairman, Audit Committee member) which merged into Republic Services, Inc.  Among several charitable roles, he serves as Chairman of the Board of Trustees of Rice University.  Age: 66

Mr. Crownover has earned a master's degree in business administration from The Stanford Business School. Mr. Crownover completed a 30-year career with McKinsey & Company, Inc. (“McKinsey”), an international consulting firm, in 1998. He was managing partner of its southwest practice from 1984 to 1994 and a member of its board of directors from 1990 to 1998. Mr. Crownover was a leader of McKinsey’s energy practice through much of this period, working Asia, Europe and Latin America, as well as the United States.  His practice dealt with strategy, organizational and operational issues.

Mr. Crownover’s knowledge of the company, his extensive involvement in serving on corporate boards, his work on a range of board committees (frequently as committee chairman), his experience in dealing with business issues over a number of years with McKinsey and his significant work internationally provide him the ability to perform his function as a member of our Board.

Robert J. Cruikshank, trust manager since 1997.  Since 1993, Mr. Cruikshank has managed his personal investments. Senior Partner of Deloitte & Touche LLP from 1989 to 1993 and Managing Partner from 1974 to 1989.  He currently serves on the board of MAXXAM, Inc. (Audit Committee Member, Compensation Committee member and the 162(m) Compensation Committee Chairman) and has served in this position since May 1993. He also served on the boards of: Kaiser Aluminum Corporation (Audit Committee member, Compensation Committee member) from 1997 to 2007 and Encysive Pharmaceuticals Inc. (Audit Committee member) from 1993 to 2008.  Age: 79

Mr. Cruikshank is a certified public accountant (“CPA”) and completed the Harvard Advanced Management Program.  He worked for Deloitte & Touche  LLP, a major, internationally recognized audit firm, primarily in the audit function for 37 years, of which part of his tenure was on our engagement.  Additionally, for two years, Mr. Cruikshank served as visiting lecturer at Rice University where he taught auditing to fifth year students.

Mr. Cruikshank’s training as a CPA emphasized statistical sampling methods, risk management assessment and technical auditing and GAAP applications.  This knowledge and experience enables him to understand, as well as, question both our internal and external auditors. Prior Audit Committee experience, primarily while on the board of a trading business, required extensive risk management knowledge and the establishment of acceptable risk tolerance ranges for monetary investments.   Mr. Cruikshank’s knowledge of the company, experience serving other boards and his ability to understand GAAP and public company reporting requirements provide him the ability to perform his function as a member of our Board.

Melvin A. Dow, trust manager since 1984.  Partner of Haynes and Boone, LLP since January 2010.  Served as a Shareholder with Winstead P.C. (Formally Winstead, Sechrest & Minick P. C.) from 2001 to 2009.  Chairman/Chief Executive Officer of Dow, Cogburn & Friedman, P.C. (which merged with Winstead, Sechrest & Minick P.C. in 2001) from 1995 to 2001.  Age: 82

Mr. Dow has earned a juris doctorate degree in law from Harvard Law School.  Mr. Dow was a founding partner of Dow, Cogburn & Friedman law firm which subsequently merged with Winstead, Sechrest & Minick P.C. Mr. Dow has extensive experience with a wide range of sophisticated business and commercial real estate transactions, including the structuring of transactions, negotiation of business issues and the supervision of complex documentation. His work involves a broad range of properties, including shopping centers, office buildings, subdivision developments, warehouse/industrial properties and unimproved land.

Mr. Dow is a charter member of the American College of Real Estate Lawyers, has been included in Best Lawyers in America for 26 consecutive years (based on election by peers); has lectured on real estate law subjects at various legal seminars; and has served as a member of the Harvard Law School Board of Overseers' Visiting Committee.  Mr. Dow’s knowledge, contributions and experience within the real estate industry provide him the ability to perform his function as a member of our Board.

Stephen A. Lasher, trust manager since 1980.  Managing Director of The GulfStar Group Inc since 1990 and President of The GulfStar Group, Inc. since 1991. During 2009, he served as a director of Conservatek Industries (Compensation Committee).  Age: 62

Mr. Lasher is a co-founder of The GulfStar Group, Inc. and has more than 30 years experience in the securities industry. Mr. Lasher began his career in 1970 at Rotan Mosle Inc. where he served in a variety of positions, including Executive Vice President of Sales and Marketing. From 1985 to 1990, Mr. Lasher managed Rotan Mosle Inc.’s Corporate Finance Department.  Mr. Lasher is currently a director of several private companies and has served on several other publicly-listed company boards.

Since its founding, GulfStar Group, Inc. has become a leading middle-market investment banking firm focused on the needs of private business owners that bring quality deal flow to the institutional financial community and strategic buyers.   Mr. Lasher has extensive experience with a wide-range of complex business and commercial real estate transactions, including the structuring of transactions and negotiation of business issues. Mr. Lasher’s knowledge and experience provide him the ability to perform his function as a member of our Board.

Douglas W. Schnitzer, trust manager since 1984.  Chairman/Chief Executive Officer of Senterra Real Estate Group, L.L.C. since 1994.  Age: 53

Mr. Schnitzer is a founding partner, as well as Chairman and Chief Executive Officer of Senterra Real Estate Group, L.L.C., a real estate company responsible for the leasing and management of over five million square feet of office space, as well as, property acquisition and development of commercial real estate.  Mr. Schnitzer is also the President of Schnitzer Senterra Inc., which is involved in numerous real estate partnerships, automobile dealerships and various operating companies in the Houston Ship Channel.  He was President of US Commercial Brokerage, a wide-ranging brokerage company engaged in the acquisition and disposition of varied real estate properties throughout the country.  His work experience includes negotiation and execution of major lease agreements, structuring sales of large mixed-use commercial properties and marketing responsibility for major commercial property holdings in Houston and San Antonio, Texas. Mr. Schnitzer’s knowledge and experience within the real estate industry provide him the ability to perform his function as a member of our Board.

C. Park Shaper, trust manager since 2007.  President of Kinder Morgan, Inc., Kinder Morgan Energy Partners, L.P., and Kinder Morgan Management, LLC, since 2005.  Served as Executive Vice President and Chief Financial Officer from 2004 to 2005.  Served as Vice President and Chief Financial Officer from 2000 to 2004. Currently serves as a director on the boards of Kinder Morgan Energy Partners, L.P. and Kinder Morgan Management, LLC, since 2003.  Age: 41

Mr. Shaper has earned a master's degree in business administration from the J.L. Kellogg Graduate School of Management at Northwestern University. He has worked for Kinder Morgan, Inc and its affiliates, one of the largest pipeline transportation and energy storage companies in North America, since 2000, where he served as Chief Financial Officer for five years and as President since 2005.  As President, Mr. Shaper’s responsibilities include developing and executing the company's vision and strategy and allocating capital to Kinder Morgan business units in a disciplined manner. He has also been instrumental in spearheading the company's transparent financial reporting and communication to the investment community.

Prior to joining Kinder Morgan, Mr. Shaper served as President and Director of Altair Corporation, an enterprise focused on the distribution of web-based investment research for the financial services industry. In addition, he has served as Vice President and CFO for First Data Analytics, a wholly-owned subsidiary of First Data Corporation. Mr. Shaper has also been a consultant for The Boston Consulting Group, as well as the Strategic Services Division of Andersen Consulting, and has previous experience with TeleCheck Services, Inc.  Mr. Shaper’s knowledge and experience provide him the ability to perform his function as a member of our Board.

Marc J. Shapiro, trust manager since 1985.  Since 2003, Mr. Shapiro has served as a consultant to J. P. Morgan Chase & Co. as a non-executive Chairman of its Texas operations.  Formerly he was Vice Chairman for Finance and Risk Management of J. P. Morgan Chase & Co. from 1997 through 2003.  He served as Chairman and Chief Executive Officer of Chase Bank of Texas from January 1989 to 1997.  He currently serves as a director on the boards of Kimberly-Clark Corporation (Lead Director; which includes Chairman of Executive Committee), and The Mexico Fund (Audit Committee member). From September 1995 to February 2010, he served on the board of Burlington Northern Santa Fe Corporation (Management Development and Compensation Committee Chairman) which was acquired by Berkshire Hathaway Inc.  Age: 62

Mr. Shapiro has earned a master's degree in business administration from The Stanford Business School. Mr. Shapiro has completed a 35-year of career in finance and management with J. P. Morgan Chase & Co. and its affilates, a leader in investment banking, financial services for consumers, small business and commercial banking, financial transaction processing and asset management and private equity.

Mr. Shapiro also serves as a trustee for Rice University and the Baylor College of Medicine.  Mr. Shapiro has served on several public company boards   He has gained experience on various boards’ committees, including service as Chairman.   Mr. Shapiro’s knowledge of the company, experience serving other boards and his ability to understand complex financial and investing transactions and reporting requirements provides him the ability to perform his function as a member of our Board.

Andrew M. Alexander is the son of Stanford Alexander.  Douglas W. Schnitzer is the first cousin of Stephen A. Lasher.

The Board of Trust Managers unanimously recommends that you vote FOR the election of trust managers as set forth in Proposal One.

EXECUTIVE OFFICERS

No trust manager or executive officer was selected as a result of any arrangement or understanding between a trust manager or an executive officer and any other person.  All executive officers are elected annually by, and serve at the discretion of, the Board.

Our executive officers are as follows:

Name	Age	Position	Recent Business Experience

Andrew M. Alexander	53	President and Chief Executive Officer	See “Election of Trust Managers”

Stanford Alexander	81	Chairman of the Board	See “Election of Trust Managers”

Johnny L. Hendrix	52	Executive Vice President/ Asset Management	Executive Vice President since 2005; 2001 to 2005 - Senior Vice President/Director of Leasing; 1998 to 2000 - Vice President/Associate Director of Leasing

Stephen C. Richter	55	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer since 2005; 2000 to 2005 - Senior Vice President and Chief Financial Officer; 1997 to 2000 - Senior Vice President and Treasurer

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common shares as of February 12, 2010 by (1) each person known by us to own beneficially more than 5% of our outstanding common shares, (2) each current trust manager, (3) each named executive officer, and (4) all current trust managers and named executive officers as a group.  As of February 12, 2010, there were 120,098,103 common shares of beneficial ownership outstanding. The number of shares beneficially owned by each entity, person, trust manager or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has a right to acquire as of April 13, 2010 (60 days after February 12, 2010) through the exercise of any share option or other right.  Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his spouse) with respect to the shares set forth in the following table.  Unless otherwise noted in a footnote, the address of each person listed below is c/o Weingarten Realty Investors, 2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008.

Certain of the shares listed below are deemed to be owned beneficially by more than one shareholder under SEC rules.

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Trust Managers and Named Executive Officers:
Andrew M. Alexander	2,269,185	(1)	1.9%
Stanford Alexander	6,196,637	(2)	5.1%
James W. Crownover	24,152		*
Robert J. Cruikshank	19,352		*
Melvin A. Dow	1,180,724	(3)	1.0%
Johnny L. Hendrix	198,271	(4)	*
Stephen A. Lasher	582,727	(5)	*
Stephen C. Richter	318,576	(6)	*
Douglas W. Schnitzer	1,558,907	(7)	1.3%
C. Park Shaper	12,781		*
Marc J. Shapiro	82,889		*
All trust managers and executive officers as a group (11 persons)	11,049,165	(8)	9.1%
Five Percent Shareholders:
BlackRock, Inc. (9)	9,176,836		7.6%
The Vanguard Group, Inc. 23-1945930 (10)	9,551,445		7.9%
___________
*           Beneficial ownership of less than 1% of the class is omitted.

(1)
Includes 697,518 shares over which Messrs. S. Alexander and Dow have shared voting and investment power, and 695,179 shares that Mr. A. Alexander may purchase upon the exercise of share options that will be exercisable on or before April 13, 2010. Also includes 56,250 shares held by a charitable foundation, over which shares Mr. A. Alexander and his wife Julie have voting and investment power and 12,384 shares held in trust for the benefit of Mr. A. Alexander’s children. Of the total number of shares owned, 3,025 are pledged as security for a loan obtained by Mr. A. Alexander.

(2)
Includes 1,123,074 shares held by various trusts for the benefit of Mr. S. Alexander’s children and 697,518 shares for which voting and investment power are shared with Messrs. A. Alexander and Dow. Also includes 365,364 shares that may be purchased by Mr. S. Alexander upon exercise of share options that are currently exercisable or that will become exercisable on or before April 13, 2010.  Includes 1,121,145 shares held by a charitable foundation, over which shares Mr. S. Alexander and his wife Joan have voting and investment power.

(3)	Includes 697,518 shares over which Messrs. Dow, S. Alexander and A. Alexander have shared voting and investment power.
(4)	Includes 117,392 shares that may be purchased upon the exercise of share options that will be exercisable on or before April 13, 2010.
(5)	Includes 112,500 shares held by trusts for the benefit of Mr. Lasher’s children, over which Mr. Lasher exercises sole voting and investment power.
(6)
Includes 6,750 shares held in trust for the benefit of Mr. Richter’s children, for which he has shared voting and investment power with his wife Evelyn, and 178,780 shares that may be purchased upon the exercise of share options that will be exercisable on or before April 13, 2010.

(7)
Mr. Schnitzer owns 15,777 shares individually.  With respect to the remaining shares beneficially owned, Mr. Schnitzer shares voting and investment power with Joan Weingarten Schnitzer under trusts for Joan Weingarten Schnitzer.

(8)	Includes 2,014,372 shares that may be purchased upon the exercise of share options that will be exercisable on or before April 13, 2010.
(9)
Pursuant to information contained in a Schedule 13G filed by or on behalf of the beneficial owners with the SEC on January 29, 2010.  BlackRock, Inc. reported sole voting power and sole dispositive power with respect to 9,176,836 shares. The reported address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(10)
Pursuant to information contained in a Schedule 13G/A filed by or on behalf of the beneficial owners with the SEC on February 4, 2010.  The Vanguard Group, Inc. reported sole voting power with respect to 70,721 shares, sole dispositive power with respect to 9,480,724 shares and shared power to dispose with respect to 70,721 shares. The reported address of The Vanguard Group, Inc. 23-1945930, is 100 Vanguard Blvd. Malvern, PA 19355.

We are pleased to report that management, trust managers and their extended families own, in the aggregate, approximately 11.4% of our outstanding common shares as of February 12, 2010, including any share options that will be exercisable on or before April 13, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our trust managers and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC and the NYSE.  Executive officers, trust managers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

Based solely upon a review of the reports furnished to us with respect to fiscal 2009, we believe that all SEC filing requirements applicable to our trust managers, executive officers and 10% beneficial owners were satisfied, except Messrs. A. Alexander, Hendrix and Richter, each of whom had one late filing and Mr. S. Alexander, who had two late filings.

Compensation Committee Interlocks and Insider Participation

During fiscal 2009, four of our independent trust managers served on the Management Development and Executive Compensation Committee.  The Management Development and Executive Compensation Committee members for 2009 were Messrs. Crownover, Cruikshank, Lasher and Shapiro.  No member of the Management Development and Executive Compensation Committee has any interlocking relationship with any other company that requires disclosure under this heading.

Certain Transactions

Mr. Dow was a shareholder of Winstead P.C. (formerly Winstead, Secrest & Minick P.C.), a law firm that had a relationship with Weingarten during the 2009 fiscal year.  Winstead P.C. performs a significant amount of work for us. Payments made by us to Winstead P.C. for work performed constituted less than 2% of the firm’s total revenue for 2009.

We review all relationships and transactions in which we and our significant shareholders, trust managers and executive officers or their respective immediate family members are participants to determine whether such persons have a direct or indirect material interest in a transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related party are disclosed.  We also disclose transactions or categories of transactions we consider in determining that a trust manager is independent.  In addition, our Audit Committee and/or Governance and Nominating Committee reviews and, if appropriate, approves or ratifies any related party transaction that is required to be disclosed.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Management Development and Executive Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has the responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy.  The Committee ensures that the total compensation paid to our executive leadership team is fair, reasonable and competitive.  Generally, the types of compensation and benefits provided to members of the executive leadership team, including the named executive officers, are similar to those provided to other executive officers at other real estate investment trusts (“REITs”).  Throughout this proxy statement, the individuals who served as President and Chief Executive Officer, Chairman, Executive Vice President and Chief Financial Officer and Executive Vice President/Asset Management during fiscal 2009 are referred to as the “named executive officers.” When we use the term “our top two executives,” we mean our President and Chief Executive Officer and our Chairman.  On February 1 and 15, 2010, we met to determine awards based on 2009 performance.

Compensation Objectives and Philosophy

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, and one that is designed to align executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value.  The Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executive of our peer companies. To that end, the Committee believes executive compensation packages provided by us to our executives, including the named executive officers should include both cash and share-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for our top two executives.  Our Chief Executive Officer annually reviews the performance of our Chief Financial Officer and our Executive Vice President/Asset Management.  The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments, annual bonus and equity award amounts, are presented to the Committee.  The Committee can exercise its discretion in modifying any recommended adjustment or award.  Mr. A. Alexander also reviews the performance of our Chairman with the Committee.  The Committee establishes, in conjunction with Mr. A. Alexander, salary adjustments, annual bonus and equity award amounts for our Chairman. The Committee reviews the performance of our Chief Executive Officer.

Peer Groups for Executive Compensation Purposes

In 2009, the Committee retained FPL Associates (“FPL”), an outside executive compensation consulting firm, to assist it in considering compensation for our top two executives.  We have not engaged FPL to perform any other consulting services.  On December 9, 2009, FPL provided the Committee with relevant market data to consider when making compensation decisions for our top two executives.

For executive compensation purposes, we compare our compensation programs to the compensation programs of our retail REIT peer group and our size-based REIT peer group.  As of December 9, 2009, the date of FPL’s report to the Committee, the following REITs comprised our retail REIT peer group.  The information provided from the various REITs was based on 2008 compensation data.

CBL & Associates Properties, Inc.	Macerich Company
Developers Diversified Realty Corporation	Pennsylvania Real Estate Investment Trust
Equity One, Inc.	Ramco-Gershenson Properties Trust
Federal Realty Investment Trust	Regency Centers Corporation
Glimcher Realty Trust	Taubman Centers, Inc.
Kimco Realty Corporation

As of November 30, 2009, the retail REIT peer group had total capitalization ranging from approximately $857.2 million to $9.6 billion, with a median of $5.5 billion. Our total capitalization at that time was $5.8 billion. The retail REIT peer group has UPREIT (market value of outstanding common stock and convertible operating partner units) market capitalization ranging from approximately $210.8 million to $4.7 billion, with a median of $2.0 billion. Our market capitalization at that time was $2.4 billion.

As of December 9, 2009, the following REITs comprised our size-based REIT peer group:

Brandywine Realty Trust	First Industrial Realty Trust, Inc
BRE Properties, Inc.	HCP, Inc.
Camden Property Trust	Liberty Property Trust
CBL & Associates Properties, Inc.	Mack-Cali Realty Corporation
Colonial Properties Trust	Regency Centers Corporation
Duke Realty Corporation	Taubman Centers, Inc.
Essex Property Trust, Inc.	UDR, Inc.
Federal Realty Investment Trust	Ventas, Inc.

As of November 30, 2009, the size-based REIT peer group had total capitalization ranging from $2.7 billion to $15.3 billion, with a median of $5.5 billion.  Our total capitalization at that time was $5.8 billion.  The sized-based REIT peer group had UPREIT market capitalization ranging from $403.7 million to $9.4 billion, with a median of $2.6 billion. Our market capitalization at that time was $2.4 billion.

The two most prevalent performance metrics applied to public real estate companies are total shareholder return (“TSR”) and funds from operations (“FFO”) per share.  We compared our TSR and FFO per share growth to those of the REITs in both of the peer groups.  The median TSR for our REIT peer group and size-based REIT peer group (from January 1, 2009 through November 30, 2009) was 20.9% and 26.3%, respectively.  The median TSR for our REIT peer group excluding those concentrated in regional mall operations (from January 1, 2009 through November 30, 2009) was 2.4%.  Our TSR for the same period was 1.8%.  The median FFO per share growth for our retail peer group and size-based REIT peer group was -21.0% and -8.5% (estimates for the full year 2009), respectively.  Our FFO per share growth was -13.1%.

Total Compensation

In setting compensation for our executive officers, including our Chief Executive Officer, the Committee focuses on total annual compensation.  For this purpose, total annual compensation consists of base salary, cash bonus at target levels of performance and long-term equity incentive compensation.  In setting the total annual compensation of our executive officers, the Committee evaluates both market data provided by FPL, the National Association of Real Estate Investment Trusts (”NAREIT”) and SNL Real Estate, in addition to information on the performance of each executive officer for the prior year. Because the FPL report was prepared specifically for the company, the Committee placed the greatest weight on the FPL report.  In order to remain competitive in the marketplace for executive talent, the target levels for the total annual compensation of our executive officers, including our Chief Executive Officer, are generally set above the median of the peer group comparisons described above.  In order to reinforce a “pay for performance” culture, targets for individual executive officers may be set above or below the median depending on the individual’s performance in prior years.  The Committee believes that setting target levels above the median for our peer groups, permitting adjustments to targets based on past performance, and providing incentive compensation if they perform well, is consistent with the objectives of our compensation policies described above.  In particular, the Committee believes that this approach enables us to attract and retain skilled and talented executives to guide and lead our business and supports a “pay for performance” culture.

Annual Cash Compensation

In order to remain competitive with REITs in our peer groups, we pay our named executive officers commensurate with their experience and responsibilities.  Cash compensation is divided between base salary and annual bonus.

Base Salary.  Each of our named executive officers receives a base salary to compensate him for services performed during the year.  When determining the base salary for each of our top two executives, the Committee considers the market levels of similar positions at the peer group companies, through the data provided to them by FPL, the industry data provided by NAREIT and SNL Real Estate, the performance of the executive officer and the experience of the executive officer in his position.  The base salaries of our top two executives are established annually by the Committee.  Our top two executives are eligible for annual increases in their base salaries as a result of individual performance, their salaries relative to market levels of our peer group and any added responsibility since the last salary increase.  Based on the performance of our Company in 2009, no annual increase in base salary was granted to either of our top two executives.  The Committee did, however, feel that given the efforts being made by our top two executives to increase the company’s profitability in these tough economic times, no downward adjustment would be appropriate.  This is the third consecutive year that the salaries of our top two executives have not been adjusted.  Our Chief Executive Officer’s annual base salary remains at $700,000.  The median base salary of a Chief Executive Officer in our retail REIT peer group is $660,000 and in our size-based REIT peer group is $600,000.  The base salaries paid to our named executive officers are set forth below in the Summary Compensation Table on page 23.

Annual Bonus.  The Committee’s practice is to provide a significant portion of each named executive officer’s compensation in the form of an annual cash bonus.  These annual bonuses are, for our top two executives, based 100% upon company-wide performance objectives.  This practice is consistent with our compensation objective of supporting a performance-based environment.  Each year, the Committee sets for the named executive officers, the target bonus that may be awarded to those officers if the goals are achieved, which is based on a percentage of base salary. Additionally, in early 2009, the Committee advised the named executive officers that given worldwide recession, more subjectivity would be applied when determining annual bonuses.  For 2009, the Committee established the following company level goals:

Goal	% of Company Goal	% Attained	Company Portion of Bonus
Increasing Net Operating Income	40%	91.3%	36.5%
Growth in New Development	10%	95.0%	9.5%
Non-core Asset Dispositions	10%	166.0%	16.6%
Execution of Joint Ventures	10%	50.0%	5.0%
Secured Financings	10%	139.0%	13.9%
Common Stock Issuance	10%	100.0%	10.0%
Overhead Expense Reduction	10%	120.0%	12.0%
Total Company Bonus Percentage			103.5%
Adjusted Company Bonus Percentage			85.0%
Adjusted Bonus Percentage for Messrs. A. and S. Alexander			75.0%

For our top two executives, 2009 performance was measured against our company-wide objectives.  For all other named executive officers, 2009 performance was measured based 50% on company-wide performance and 50% on the achievement of goals for which the executive was responsible.  The Committee makes an annual determination as to the appropriate weighting between company-wide and executive specific goals based on its assessment of the appropriate balance.

Upon the review of our company-wide performance, the Committee considered additional subjective elements, such as the impairments recorded on our new development properties, the reduction of our quarterly dividend rate, the reduction in FFO and the significant dilution resulting from the April 2009 equity issuance.  As a result, the Committee determined that an 85% achievement level was appropriate for the company-wide performance component of bonuses paid to our named executive officers but the 85% adjusted company bonus percentage was reduced to 75% for Messrs. A. Alexander and S. Alexander in recognition of their more significant level of responsibility for the items mentioned above. Based on this bonus award, our Chief Executive Officer received total bonus cash compensation of $525,000, bringing his total cash compensation to $1,225,000.  The median total cash compensation for a Chief Executive Officer of our retail REIT peer group was $897,575 and $1,060,875 for a Chief Executive Officer of our size-based REIT peer group.

Based on the assessment of the Chief Executive Officer of the performance of our Chief Financial Officer and our Executive Vice President/Asset Management against their executive specific personal goals, the Committee approved payments to such officers at 100% of the individual targets.  The annual bonuses paid to each of the named executive officers are set forth in the Summary Compensation Table.  For the purposes of disclosure in the Summary Compensation Table on page 23, the annual bonus is classified as non-equity incentive compensation because the payments are intended as an incentive for performance to occur during the year in which the described performance targets that must be met for the bonus to be paid are communicated to the executive in advance and the outcome is substantially uncertain when the target is set.

Long-Term Equity Incentive Compensation.  We award long-term equity incentive grants to our named executive officers as part of our overall compensation package.  These awards are consistent with our policies of fostering a performance-based environment and aligning the interests of our senior management with the financial interests of our shareholders.  When determining the amount of long-term equity incentive awards to be granted to our executives, the Committee considers, among other things, the following factors: our business performance, the responsibilities and performance of the executive, our share price performance and other market factors, including the data provided by FPL. By using a mix of restricted share awards and share options, subject to a five-year graded vesting, we compensate executives for long-term service to the company and for sustained increase in our share performance.  The Committee divides the long-term equity incentive compensation 50/50 between restricted share awards and share options.

We no longer have a sufficient number of shares (only 416,534 available) available for grant under our equity incentive plan to allow the Committee to make awards to our named executives.  As described in this proxy statement, we are asking our shareholders to consider and approve the Weingarten Realty Investors 2010 Long-Term Incentive Plan.  As a result, the Committee tabled the discussion on share option and restricted share grants to the named executive officers, based on 2009 individual and company-wide performance.  If this plan is approved by our shareholders, the Committee will meet and consider equity awards for our named executive officers.  The Committee’s analysis and discussion will be included in our 2011 proxy statement.  If this plan is rejected by our shareholders, no equity awards or additional cash compensation relating to 2009 performance will be awarded by the Committee.

Additional Compensation Information

Retirement Benefits.  We maintain two funded, tax-qualified, non-contributory defined benefit pension plans that cover certain employees, including our named executive officers.  We also maintain a supplemental pension plan that provides additional retirement benefits to company officers.  The supplemental pension plan is unfunded and non-qualified.  The benefits payable to our named executive officers under our pension plans and supplemental plan depends on years of service under the particular plan and highest monthly average earnings in the five consecutive years, during the last 10 years of employment.  For a more detailed explanation of our pension plans, and the present value of the accumulated benefits of our named executive officers, see Pension Benefits Table on page 27.

The Committee believes that these pension plans are important parts of our compensation program.  These plans assist us in retaining our senior executives.  Additionally, these plans encourage retention because an executive’s retirement benefits increase each year his employment continues.

Other Compensation.  We provide the named executive officers with other compensation including perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of other compensation including perquisites and other personal benefits provided to the named executive officers.

The named executive officers receive vehicle allowances and related reimbursements and reimbursement of certain medical expenses.  Messrs. Richter and Hendrix are also provided tax planning services.  We also maintain other executive benefits that we consider necessary in order to offer fully competitive opportunities to our executive officers.  These include 401(k) retirement savings plans and employee stock purchase programs. Executive officers are also eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees.

We have entered into severance and change in control agreements with two of our named executive officers, Messrs. Hendrix and Richter, which provide severance payments under specified conditions following a change in control.  These agreements are described below under Severance and Change in Control Arrangements on page 30.  We believe these agreements help us to retain executives who are essential to our long-term success.

Clawback of Compensation. On February 15, 2010, the Committee met and discussed the adoption of a compensation clawback policy.  The Committee reviewed the company’s compensation policies for not only its named executive officers, but also for all executive officers and associates.  The Committee approved a clawback policy applicable to our named executive officers and associates that provides that in the event of fraud or a material restatement of our financial statements (other than in connection with a change in accounting policy), the facts and circumstances that led to the fraud and/or the requirement for the restatement will be reviewed and appropriate actions will be taken.  A determination will be made as to whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets that in fact were not achieved based on the restatement. This determination will be made by the Board in the case of our named executive officers and by our Chief Executive Officer in the case of all other executive officers and participants.  Any clawback decision made by the Chief Executive Officer must be approved by the Committee.  The Board or the Chief Executive Officer, as appropriate, will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such actions or omissions constituted misconduct.  The actions that the Board (with respect to named executive officers) or the Chief Executive Officer (with respect to all other executive officers and associates) could elect to take against a particular executive officer, depending on all facts and circumstances as determined during their review, include:

•	Canceling some or all of the executive officer’s unvested restricted stock or deferred stock awards and outstanding stock options;
•	Adjusting the executive officer’s future compensation; or
•
Terminating or initiating legal action against the executive officer or associate, as the Board or the Chief Executive Officer (subject to Committee approval), as applicable, determines to be in our best interests.

All clawbacks under this policy apply only to unvested equity compensation.

Tax and Accounting Implications

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code limits the deductibility on our tax return of non-performance based compensation over $1 million to any of our named executive officers.  It is the Committee’s responsibility to address issues raised by Section 162(m) in connection with compensation paid to executive officers.  The Committee has adopted a performance-based plan not subject to this limitation, under which compensation may be paid following shareholder approval of performance goals pre-established by the Committee.  To the extent that an executive’s compensation does not qualify for deduction under Section 162(m), a larger portion of the REIT distributions made by the Company to its shareholders may be subject to federal income taxation as dividend income rather than as a return of capital.  The Committee will continue to monitor the tax implications under Section 162(m) of its compensation programs and will take action it deems appropriate.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2009.

Respectfully Submitted,

Management Development and Executive Compensation Committee
Marc J. Shapiro, 2009 Chairman
James W. Crownover
Robert J. Cruikshank
Stephen A. Lasher

The following tables provide information about compensation for our senior executive team which includes the disclosure for our named executive officers.

SUMMARY COMPENSATION TABLE

The following table includes information concerning compensation for the three-year period ended December 31, 2009.

Summary Compensation

Name	Year	Salary ($)	Stock Awards (1) ($)		Option Awards (1) ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)		All Other Compensation (3) ($)		Total ($)
Andrew M. Alexander	2009	$700,000	$649,996	(2)	$650,000		$525,000	$1,120,304	(4)	$24,065		$3,669,365
President and Chief	2008	700,000	700,012		667,390		280,100	300,764		19,032		2,667,298
Executive Officer	2007	700,000		(9)		(9)	509,900	905,052		30,256	(8)	2,145,208

Stanford Alexander	2009	675,000	324,998	(2)	325,001		354,400	123,027	(5)	34,258		1,836,684
Chairman	2008	675,000	362,507		345,614		189,000	145,491		19,251		1,736,863
	2007	675,000		(9)		(9)	393,300	78,966		22,834		1,170,100

Johnny L. Hendrix	2009	428,000	147,153	(2)	147,151		198,000	288,148	(6)	21,507		1,229,959
Executive Vice President/	2008	414,750	133,520		127,304		160,600	114,540		24,395		975,109
Asset Management	2007	375,000		(9)		(9)	159,100	178,552		22,057		734,709

Stephen C. Richter	2009	448,000	154,026	(2)	154,026		207,300	385,707	(7)	24,949		1,374,008
Executive Vice President/	2008	436,000	142,412		135,792		168,100	148,003		26,337		1,056,644
Chief Financial Officer	2007	400,000		(9)		(9)	169,700	253,609		23,957		847,266
________________________

(1)
The value of the share and option awards reflects the fair market value of each award on the date of grant.  See Note 18 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying the valuation of these awards.

(2)
The named executive officers also receive dividends on restricted share awards held by them at the same rate and on the same dates as dividends are paid to our shareholders. Because we factor the value of the right to receive dividends into the grant date fair market value of the restricted share awards, the dividends received by our named executive officers are not included in the Summary Compensation Table. The named executive officers received the following dividends on the restricted shares held by them in 2009: $109,665, $57,926, $23,710 and $24,818, respectively.

(3)
All Other Compensation includes perquisite amounts paid on behalf of each named executive for personal usage of a company provided vehicle, reimbursement for medical expenses paid by the executive and personal tax services.

(4)
Includes an increase in account balance of $5,715 due to actuarial changes in years of service and compensation and, an increase of $16,577 due to interest earned on the Qualified Employee Cash Balance Plan.  Also includes an increase in account balance of $809,097 due to actuarial changes in years of service and compensation, and $288,915 in interest earned on the account balance in the Supplemental Executive Retirement Plan.

(5)
Includes an increase in account balance of $46,084 due to actuarial changes in years of service and compensation and, an increase of $76,943 due to interest earned in the Weingarten Realty Retirement Plan.

(6)
Includes an increase in account balance of $6,980 due to actuarial changes in years of service and compensation and, an increase of $10,850 due to interest earned on the Qualified Employee Cash Balance Plan.  Also includes an increase in account balance of $203,952 due to actuarial changes in years of service and compensation, and an increase of $66,366 in interest earned on the account balance in the Supplemental Executive Retirement Plan.

(7)
Includes an increase in account balance of $5,800 due to actuarial changes in years of service and compensation and, an increase of $17,000 due to interest earned on the Qualified Employee Cash Balance Plan.  Also includes an increase in account balance of $265,808 due to actuarial changes in years of service and compensation, and an increase of $97,099 in interest earned on the account balance in the Supplemental Executive Retirement Plan.

(8)	Includes $11,190 of tax gross-ups paid in 2007.
(9)	No share or option awards were granted in 2007 due to a company change in the timing of issuing these awards.

The change in pension value and non-qualified deferred compensation earnings column reflects the aggregate increase in actuarial present value of the named executive officer’s accumulated benefit under all defined benefit plans including supplemental plans and any above-market or preferential earnings on non-qualified deferred compensation.  The aggregate increase in actuarial present value of the defined benefit plans is calculated based on the pension plan measurement dates used in our audited financial statements.  The aggregate increase in pension value for each named executive is due to actuarial changes in years of service, compensation changes; and interest earned on the account balance.  For a more detailed explanation of our pension plans, and the present value of the accumulated benefits of our named executive officers, see Pension Benefits Table on page 27.

The named executive officers’ non-qualified deferred compensation balances are maintained in investment accounts similar to those available to our associates through the 401(k) plan, and therefore do not earn above-market or preferential rates.

TRUST MANAGER COMPENSATION TABLE

The following table provides compensation information for the one year period ended December 31, 2009 for each non-officer member of our Board.

Trust Manager Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

James W. Crownover	$37,000	$73,426					$110,426
Robert J. Cruikshank	35,000	73,426					108,426
Melvin A. Dow	25,000	73,426					98,426
Stephen A. Lasher	36,500	73,426					109,926
Douglas W. Schnitzer	31,500	73,426					104,926
C. Park Shaper	32,000	73,426					105,426
Marc J. Shapiro	35,000	73,426					108,426
__________________________

(1)
Each non-employee trust manager receives an annual retainer fee in the amount of $25,000. The Audit Committee Chairman received an additional $10,000 and each Audit Committee member received an additional $5,000.  The Chairmen of all other committees received an additional $6,000 and non-employee committee members received an additional $4,000. Members of the Executive and Pricing Committees receive no additional compensation for their services.

(2)
Each non-employee trust manager received an award on May 22, 2009 of 5,099 restricted shares fair market valued at the closing price of our common shares on the date of grant at $14.40 per share.  Restricted shares must be held for a minimum of five years from the date of grant.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table includes information concerning grants of plan-based awards for the one year period ended December 31, 2009.

Grants of Plan-Based Awards

								All
								Other				Grant
								Stock	All		Close	Date
								Awards:	Other	Exercise	Price	Fair
								Number	Option	or	of	Value
								of	Awards:	Base	Stock	of
		Estimated Possible Payments			Estimated Possible Payouts			Shares	Number of	Price	on	Stock
		Under Non-Equity Incentive			Under Equity Incentive			of	Securities	of	Date	And
		Plan Awards			Plan Awards			Stock	Underlying	Option	of	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Grant	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh) (1)	($)	($) (2)
Andrew M. Alexander			$525,000
	2/25/2009							54,852	326,633	$11.85	$11.85	$1,299,996

Stanford Alexander			405,000
	2/25/2009							27,426	163,317	11.85	11.85	649,999

Johnny L. Hendrix			225,000
	2/25/2009							12,418	73,945	11.85	11.85	294,304

Stephen C. Richter			232,500
	2/25/2009							12,998	77,400	11.85	11.85	308,052

________________________

(1)	Exercise price is calculated as the average of the high and low share price on the date of grant.
(2)
Amounts calculated utilizing the provisions under GAAP.  See Note 18 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying valuation of equity awards.

The Grants of Plan-Based Awards table sets forth information concerning grants of non-equity incentive plan awards, equity incentive plan awards and all other share and option awards during 2009.  Estimated payouts under non-equity incentive plan awards include the target payout of the annual bonus.  The payouts were established by the Board for the named executive officers on February 1, 2010.  When the targets were established and communicated to the named executive officers, no maximum payout was specified; however, amounts above the target payout may be paid if performance goals are exceeded.  Specific criteria used to determine the target was set forth above in the “Compensation Discussion and Analysis – Annual Bonus” on page 18.  Annual bonuses are to be paid in the year after the bonus was earned. Therefore, 2009 annual bonuses paid in February 2010 are included in the Summary Compensation Table on page 23 but are not included in the Grants of Plan-Based Awards.

Share and option awards granted to named executives on February 25, 2009 that have vested are classified as “All Other Stock Awards” and “All Other Option Awards” due to established performance targets had been met by December 31, 2008.  Currently, no share and option awards have been granted to the named executives for 2009 performance as disclosed in the “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation” on page 19.  The criteria used to determine performance targets and share and option awards is set forth above in the “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation” on page 19.  The plans governing option awards provide that the option price per share shall not be less than 100% of the fair market value per common share at the grant date.  The term for any option is no more than 10 years from the date of grant.  Option awards become exercisable after one year in five equal annual installments of 20%.  Share awards are based on the average of the high and low share price for the third business day after our release of earnings that next follows the meeting whereby awards were determined by the Management Development and Executive Compensation Committee. Share awards vest after one year in five equal annual installments of 20%.

OUTSTANDING EQUITY AWARDS TABLE

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to the named executive officers as of December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Andrew M. Alexander	61,440			$18.9467	12/08/10
	70,313			21.7955	12/18/11
	78,126			24.5800	12/26/12
	91,465			30.0867	12/16/13
	70,459			39.7500	12/06/14
	85,561	21,391		37.4000	12/05/15
	78,947	52,632		47.5000	12/12/16
	6,586	4,391		45.5550	12/22/16
	43,478	173,913		32.2200	03/01/18
		326,633		11.8500	02/25/19
						80,076	$1,584,704

Stanford Alexander	12,503			21.7955	12/18/11
	20,834			24.5800	12/26/12
	78,992			30.0867	12/16/13
	58,455			39.7500	12/06/14
	69,518	17,380		37.4000	12/05/15
	47,368	31,579		47.5000	12/12/16
	22,515	90,063		32.2200	03/01/18
		163,317		11.8500	02/25/19
						41,323	817,782

Johnny L. Hendrix	1,980			17.9445	05/25/10
	9,954			18.9467	12/08/10
	9,814			21.7955	12/18/11
	13,543			24.5800	12/26/12
	9,281			30.0867	12/16/13
	9,903			39.7500	12/06/14
	15,377	5,126		37.4000	12/05/15
	16,165	10,777		47.5000	12/12/16
	8,293	33,174		32.2200	03/01/18
		73,945		11.8500	02/25/19
						17,325	342,862

Stephen C. Richter	5,942			17.9445	05/25/10
	13,271			18.9467	12/08/10
	24,494			21.7955	12/18/11
	23,871			24.5800	12/26/12
	23,486			30.0867	12/16/13
	16,712			39.7500	12/06/14
	21,440	5,361		37.4000	12/05/15
	16,392	10,929		47.5000	12/12/16
	8,846	35,386		32.2200	03/01/18
		77,400		11.8500	02/25/19
						18,163	359,446
_______________________

(1)	Option awards become exercisable after one year in five equal annual installments of 20%.
(2)	Share awards vest after one year in five equal annual installments of 20%.
(3)	The market value was determined by multiplying the number of unvested shares by the closing price of $19.79 at December 31, 2009.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth certain information with respect to the options exercised by the named executive officers during the year ended December 31, 2009.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Andrew M. Alexander			11,033	$178,401

Stanford Alexander			6,976	116,943

Johnny L. Hendrix			2,278	37,396

Stephen C. Richter			2,370	38,729

PENSION BENEFITS TABLE

The following table sets forth information with respect to retirement and deferred compensation benefits of the named executive officers.

Pension Benefits

Name / Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit as of 12/31/09 ($)	Payments During 2009 ($)

Andrew M. Alexander
Qualified Employee Retirement Plan	31	$298,571
Non-Qualified Supplemental Executive Retirement Plan	31	4,950,213

Stanford Alexander
Weingarten Realty Retirement Plan	55	1,332,255	$146,294

Johnny L. Hendrix
Qualified Employee Retirement Plan	23	198,671
Non-Qualified Supplemental Executive Retirement Plan	23	1,155,194

Stephen C. Richter
Qualified Employee Retirement Plan	29	306,138
Non-Qualified Supplemental Executive Retirement Plan	29	1,657,553

The Weingarten Realty Retirement Plan is a non-contributory defined benefit pension plan providing annual retirement benefits to eligible grandfathered employees in specified compensation and years of service categories, assuming retirement occurs at age 65 and that benefits are payable only during the employee’s lifetime.  Benefits are not actuarially reduced where survivorship benefits are provided unless the participant’s spouse is more than five years younger than the plan participant.  In this case, the benefit payable is reduced to cover the costs of providing survivor benefits to the spouse.  The reduction is based on actuarial tables which consider, among other things, the participant’s age and the age of their spouse.

The non-contributory defined benefit pension plan converted to a cash balance retirement plan on April 1, 2002. A grandfathered participant will remain covered by the provisions of the plan prior to the conversion to the cash balance plan.  A grandfathered participant is any participant born prior to January 1, 1952, who was hired prior to January 1, 1997, and was an active employee on April 1, 2002.  The retirement plan pays benefits to grandfathered participants in the event of death, disability, retirement or other termination of employment after the employee meets certain vesting requirements (all grandfathered participants are 100% vested).  The amount of the monthly retirement benefit payable beginning at age 65, the normal retirement age, is equal to (i) 1.5% of average monthly compensation during five consecutive years, within the last ten years, which would yield the highest average monthly compensation multiplied by years of service rendered after age 21, minus (ii) 1.5% of the monthly social security benefits in effect on the date of retirement multiplied by years of service rendered after age 21 and after July 1, 1976. Compensation for purposes of this plan is defined as wages reported for federal income tax purposes and includes contributions made under salary deferral arrangements.

The Qualified Employee Retirement Plan is a non-contributory cash balance defined benefit retirement plan that covers all employees with no age or service minimum requirement.  The cash balance plan pays benefits in the event of death (if married), retirement or termination of employment after the participant meets certain vesting requirements (generally 100% vested after three years of service).  The amount of the monthly retirement benefit payable beginning at age 65, the normal retirement age, is equal to the greater of (1) the monthly benefit that is actuarial equivalent of the cash balance account, or (2) the accrued monthly benefit under the prior plan as of January 1, 2002.  The opening balance of a cash balance participant, who was an active participant in the plan on January 2, 2002 and was an active employee on April 1, 2002, is the actuarial equivalent present value of his frozen accrued benefit on January 1, 2002.  Annual additions to each participant’s account include a service credit ranging from 3-5% of compensation, depending on years of service and an interest credits based on the ten-year US Treasury Bill rate.

The Qualified Employee Retirement Plan also provides for early retirement benefits upon attaining the age of 55 and completion of at least 15 years of service.  Early retirement benefit payments may begin on the first day of the month coinciding with or following the month employment ceases.  However, the payments must begin no later than the normal retirement age.  The early retirement benefit calculation is consistent with the above normal retirement benefit calculation with the exception that the benefit is adjusted by an early commencement factor.  The accrued benefit will be reduced by 1/15th for each of the first 60 months, by 1/30th for each of the next 60 months, and by actuarial factors (assumed interest and mortality factors) for each additional month by which the annuity starting date precedes the normal retirement age.

The Non-Qualified Supplemental Executive Retirement Plan was established on September 1, 2002 as a separate and independent non-qualified supplemental retirement plan for executive officers.  This unfunded plan provides benefits in excess of the statutory limits of our non-contributory retirement plans.

The assumptions used to develop the actuarial present value of the accumulated benefit obligation to each named executive officer were determined in accordance GAAP as of the pension plan measurement date utilized in our audited financial statements for the year ended December 31, 2009.  See Note 19 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, for a discussion of the relevant assumptions used in calculating the accumulated benefit obligation.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

We have a deferred compensation plan for eligible employees allowing them to defer portions of their current cash or share-based compensation.  Employees may elect to defer up to 90% of base salary and annual bonus compensation, and up to 100% of restricted share awards.  The deferred compensation plan does not provide for employer contributions.  Amounts deferred are reported as compensation expense in the year service is rendered and are deposited in a grantor trust.  Cash deferrals are invested based on the employee’s investment selections from a mix of assets similar to the non-contributory cash balance retirement plan. Share-based deferrals cannot be diversified and distributions from this plan are made in the same form as the original deferral.

There are no above market or preferential earnings associated with the deferred compensation plan.

The following table sets forth information with respect to non-qualified deferred compensation benefits of the named executive officers.

Non-Qualified Deferred Compensation

Name	Executive Contributions in 2009 ($)		Registrant Contributions in 2009 ($)	Aggregate Earnings in 2009 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/09 ($) (4)

Andrew M. Alexander	$778,016	(1)		$1,037,981	$526,981	$4,701,960

Stanford Alexander				742,491		2,569,645

Johnny L. Hendrix	147,153	(2)		187,691		2,291,879

Stephen C. Richter	250,976	(3)		517,103	11,393	2,490,576
____________________________

(1)
$72,000 of Mr. A. Alexander's contributions to the deferred compensation plan are considered part of his salary in the Summary Compensation Table.  $56,020 of Mr. Alexander’s contributions were considered as part of Non-Equity Incentive Plan Compensation in the Summary Compensation Table in 2008.  $649,996 of Mr. Alexander's contributions are unvested share awards which are expensed over a five year period.  The fair market value on the grant date of these awards has been disclosed in previously filed proxy statements in the year granted.

(2)
$147,153 of Mr. Hendrix’s contributions are unvested share awards which are expensed over a five year period.  The fair market value on the grant date of these awards has been disclosed in previously filed proxy statements in the year granted.

(3)
$50,400 of Mr. Richter's contributions to the deferred compensation plan are considered part of his salary in the Summary Compensation Table.  $46,550 of Mr. Richter’s contributions were considered as part of Non-Equity Incentive Plan Compensation in the Summary Compensation Table in 2008.  $154,026 of Mr. Richter’s contributions are unvested share awards which are expensed over a five year period.  The fair market value on the grant date of these awards has been disclosed in previously filed proxy statements in the year granted.

(4)
All amounts contributed in prior years have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned for the purposes of the SEC’s executive compensation disclosure rules.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

Messrs. A. Alexander and S. Alexander have not entered into change in control arrangements with us.

We have, however, entered into a severance and change in control agreement with each of Messrs. Hendrix and Richter which becomes operative only upon a change in control.  Additionally, 19 Vice Presidents have also entered into the same change in control agreement with us.  A change in control is deemed to occur upon any one of five events: (1) we merge, consolidate or reorganize into or with another corporation or legal entity and we are not the surviving entity; (2) we sell or otherwise transfer 50% or more of our assets to one entity or in a series of related transactions; (3) any person or group acquires more than 25% of our then outstanding voting shares; (4) we file a report or proxy statement with the SEC disclosing that a change in control has occurred or will occur and such transaction is consummated; or (5) if, during any 12-month period, trust managers at the beginning of the 12-month period cease to constitute a majority of the trust managers.

If Mr. Hendrix, Mr. Richter or any other eligible Vice President is terminated involuntarily without cause, or terminates his employment for a good reason within one year following a change in control, he will be entitled to a lump sum severance benefit in an amount equal to (1) 2.99 times his annualized base salary as of the first date constituting a change in control or, if greater, (2) 2.99 times his highest base salary in the five fiscal years preceding the first event constituting a change in control, plus, in either case, 2.99 times his targeted bonus for the fiscal year in which the first event constituting a change in control occurs.  In addition, Mr. Hendrix, Mr. Richter or any other Vice President, as applicable, is entitled to receive an additional payment or payments to compensate him for any excise tax imposed by Section 4999 of the Code or any similar state or local taxes or any penalties or interest with respect to the tax.  Mr. Hendrix and Mr. Richter will also receive one year of employee benefits coverage substantially similar to what he received or was entitled to receive prior to the change in control.

Upon the occurrence of a change in control event, each executive has the right to terminate his employment for good reason upon the occurrence of the following events:

•      failure to be elected or reelected or otherwise maintained in the office or the position, or a substantially equivalent office or position, of or with us which the executive held immediately prior to a change in control, or the removal of executive as our trust manager (or any successor thereto) if the executive had been a trust manager immediately prior to the change in control;

•      material diminution in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position which the executive held immediately prior to the change in control, or a material reduction in the executive's base pay;

•      the determination by the executive in good faith that a material negative change in circumstances has occurred following a change in control, including without limitation, a material negative change in the scope of the business or other activities for which the executive was responsible immediately prior to the change in control, which has rendered the executive substantially unable to carry out, has materially hindered the executive's performance of, or has caused the executive to suffer a substantial material reduction in, any of the authorities, powers, functions, responsibilities, or duties attached to the position held by the executive immediately prior to the change in control;

•     the liquidation, dissolution, merger, consolidation or reorganization of us or transfer of all or substantially all of its business and/or assets, unless the successor or successors to which all or substantially all of our business and/or assets have been transferred assumes all of our duties and obligations so that it is reasonably likely that there will be no material breach of the agreement by us or our successor-in-interest;

•      we relocate our principal executive offices, or require the executive’s principal location of work changed, to any location which is in excess of 25 miles from the location thereof immediately prior to the change in control, or require the executive to travel away from the executive's office in the course of discharging the executive's responsibilities or duties hereunder at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of the executive in any of the three full years immediately prior to the change in control without, in either case, the executive's prior written consent; and/or

•      any material breach of the change in control agreement by us or any successor thereto.

Under our equity incentive plan, in the event of death or following a change in control, all outstanding share and option awards become fully vested. However in the event of disability or retirement, the unvested portion of outstanding share awards shall continue uninterrupted to vest as if the employee remained in our employ, provided that (A) if the employee dies following termination of employment but prior to the full vesting of the outstanding share awards hereunder then those awards, to the extent not already vested, shall be vested in full as of the date of death, and (B) if the employee accepts employment with a competitor of ours, as determined by the Management Development and Executive Compensation Committee pursuant to our then existing non-competition policies, the employee shall forfeit those awards which had not already vested on the date the employee accepted employment with such competitor.  Termination of the employee's employment with us for any other reason shall result in forfeiture of the outstanding awards on the date of termination to the extent not already vested. If a death or change in control event occurred as of December 31, 2009, compensation based on the closing share price of $19.79 in the following amounts would have been due for Messrs. A. Alexander and S. Alexander: $4,178,170 and $2,114,519, respectively. For Messrs. Hendrix and Richter, please see the Severance and Change in Control Compensation Table below on page 32 for distributable amounts.

As part of “All Other Compensation,” we are required to report any payments that were made to named executives due to a change in control and any amounts accrued by us for the benefit of the named executives relating to a change in control.  There have been no payments, nor have there been any amounts accrued for the years presented in Summary Compensation Table on page 23.

SEVERANCE AND CHANGE IN CONTROL COMPENSATION TABLE

The following table quantifies compensation that would become payable under severance and change in control agreements and other arrangements if the named executive’s employment had terminated on December 31, 2009, based on our closing stock price on that date, where applicable.  Due to the factors that affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be different.

Severance and Change in Control Compensation

Name	Salary (1)	Bonus (2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	Continuation of Employee Benefits (3)	Value of Unvested Option Awards (4)	Value of Unvested Stock Awards (4)	Excise Tax & Gross-Up	Total
Johnny L. Hendrix	$1,279,720	$672,750	$288,148	$33,329	$587,123	$342,862	$958,480	$4,162,412
Executive Vice
President/ Asset
Management

Stephen C. Richter	1,339,520	695,175	385,707	27,417	614,556	359,446	1,089,435	4,511,256
Executive Vice
President/Chief
Financial Officer
___________________________

(1)	Amount equal to 2.99 times annual base salary.
(2)	Amount equal to 2.99 times target bonus.
(3)	Amounts include the cost of continued employee benefits at least equal to the benefits provided to the executive prior to termination and assumes continued coverage for one year.
(4)
The value of the option awards and share awards is based on our December 31, 2009 closing stock price of $19.79 per share. These benefits will vest immediately either upon a change in control event or upon the death of a plan participant.

Report of the Audit Committee of the Board of Trust Managers

The Audit Committee is composed of four independent non-employee trust managers and operates under a written charter adopted by the Board (a copy of which is available on our Web site).  The Board has determined that each committee member is independent within the meaning of the applicable NYSE listing standards currently in effect.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP.  The Committee’s responsibility is to oversee and review these processes.  We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm.  The Committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accountants.  We held four meetings and one conference call during fiscal 2009.  The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, the internal audit function and our independent registered public accountants, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”).  We discussed with Deloitte the overall scope and plans for their audit.  We met with Deloitte, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2009 with management and Deloitte.  We also discussed with management and Deloitte the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.  In addition, we reviewed and discussed our progress on complying with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 5 regarding the audit of internal control over financial reporting.

In addition, the Audit Committee obtained from Deloitte a formal written statement describing all relationships between Deloitte and the company that might bear on Deloitte’s independence consistent with PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” discussed with Deloitte any relationships that may impact their objectivity and independence, and satisfied itself as to their independence.  When considering Deloitte’s independence, we considered whether their provision of services to the company beyond those rendered in connection with their audit of our consolidated financial statements and reviews of our consolidated financial statements, including in its Quarterly Reports on Form 10-Q, was compatible with maintaining their independence.  We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to Deloitte.  The Audit Committee also discussed and reviewed with the independent registered public accountants all communications required by generally accepted auditing standards, including those described in PCAOB AU 380, “Communication with Audit Committees,” SAS 99 “Consideration of Fraud in a Financial Statement Audit,” and SEC rules discussed in Final Release Nos. 33-8183 and 33-8183a.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Trust Managers (and the Board has approved) that the audited financial statements for the year ended December 31, 2009 be included in Weingarten’s Annual Report on Form 10-K.  We have selected Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates as our independent registered public accountants for the fiscal year ending December 31, 2010, and have presented the selection to the shareholders for ratification.

The undersigned members of the Audit Committee have furnished this report to the Board of Trust Managers.

Respectfully Submitted,

Audit Committee
Stephen A. Lasher, 2009 Chairman
Robert J. Cruikshank
Douglas Schnitzer
C. Park Shaper

PROPOSAL TWO
APPROVAL OF AN AMENDMENT TO OUR SIXTH AMENDED AND RESTATED DECLARATION OF TRUST TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES FROM 150,000,000 TO 275,000,000

On February 24, 2010, our Board of Trust Managers approved a proposal to amend our Sixth Amended and Restated Declaration of Trust, subject to shareholder approval, to increase the number of shares of our common shares of beneficial interest authorized for issuance.  Our Amended and Restated Declaration of Trust presently authorizes us to issue 160,000,000 shares of beneficial interest, consisting of 150,000,000 common shares and 10,000,000 preferred shares.  We are proposing to amend our Amended and Restated Declaration of Trust to increase the number of authorized common shares of beneficial interest from 150,000,000 to 275,000,000.  The number of authorized preferred shares would remain the same.

We propose that Article Seven of our Amended and Restated Declaration of Trust be amended by deleting the first paragraph of the article in its entirety and replacing it with the following language:

"The aggregate number of shares of beneficial interest which the Trust shall have authority to issue is 275,000,000 common shares, $.03 par value ("Common Shares"), and 10,000,000 preferred shares, $.03 par value ("Preferred Shares").  All of the Common Shares shall be equal in all respects to every other such Common Share, and shall have no preference, conversion, exchange or preemptive rights."

Purpose and Effect of Proposed Amendment

Since our initial public offering, our present authorized amount of shares of beneficial interest has not changed.  Our present capital structure authorizes 150,000,000 authorized common shares of beneficial interest, par value $0.03 and 10,000,000 preferred shares, par value $0.03. As of February 12, 2010, there were 120,098,103 common shares issued and outstanding. We also had the following reserved common shares as of February 12, 2010: 2,755,684 common shares reserved for issuance in connection with our outstanding convertible senior notes; 416,534 common shares reserved for future issuance under our equity-based award plan; 4,428,076 common shares reserved for issuance in settlement of outstanding equity awards; and 1,104,762 common shares reserved in connection with our outstanding operating partnership units.  As of February 12, 2010, the preferred shares were designated, issued and outstanding as follows: (i) 100,000 6.75% Series D Cumulative Redeemable Preferred Shares; (ii) 29,000 6.95% Series E Cumulative Redeemable Preferred Shares; and (iii) 140,000 6.50% Series F Cumulative Redeemable Preferred Shares. Therefore, our Board has unanimously approved and recommended that our shareholders approve the amendment to our Amended and Restated Declaration of Trust to increase the number of authorized common shares from 150,000,000 to 275,000,000.

Throughout the challenging capital and financial markets of the past year, we were able to overcome many obstacles with limited resources available to us.  In order to retain flexibility in these uncertain times for obtaining liquidity for possible future actions, such as equity financings, acquisitions, stock splits, stock dividends, equity compensation awards or other corporate purposes, our Board believes that the proposed increase in authorized common shares is necessary. The proposed amendment will enable us to effectively achieve future opportunities as they present themselves. Unless required by applicable laws and regulations, our Board determines when to issue authorized common shares and on what terms, without further shareholder approval. Currently the only plans or arrangements for the use or issuance of the additional authorized common shares is for the issuance of common shares under the proposed Weingarten Realty Investors 2010 Long-Term Incentive Plan (see Proposal Three – Approval and Adoption of the Weingarten Realty Investors 2010 Long-Term Incentive Plan on page 36).

No additional action or authorization by our shareholders would be necessary prior to the issuance of additional common shares, unless required by applicable law or by NYSE or other applicable rules. Furthermore, shareholders do not have preemptive rights to subscribe to additional securities which we may issue. Other than the potential exercise of discretion by our Board to pay a portion of any future dividend in common shares, issuances of common shares under our employee benefit plans and dividend reinvestment plan, the conversion of our convertible senior notes, and the conversion of outstanding operating partnership units our Board has no immediate plans, understandings, agreements or commitments to issue additional common shares of beneficial interest for any purposes.

The increase in our authorized common shares will not have any immediate effect on the rights of existing shareholders.  If in the future we issue additional common shares or other securities convertible into common shares, such shares will dilute the voting rights of our existing shareholders and, depending on the price at which at which they are issued, may have a dilutive effect on the equity, earnings per share and book value per share attributable to present shareholders.

In addition, an increase in authorized common shares could, under certain circumstances, have an anti-takeover effect.  These authorized but unissued shares could (within the limits imposed by applicable law and NYSE rules) be issued in one or more transactions that could make a change of control of us more difficult, and therefore less likely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power, equity, earnings per share and book value per share of shares then outstanding, or by increasing the voting power of persons who would support the Board in a potential takeover situation. Such effects could include the delay or prevention of a proposed business combination that is opposed by the Board, although perceived to be desirable by some shareholders. Accordingly, the proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business.  We are currently not aware of any takeover attempts and the increase in authorized common shares has not been proposed in response to any known attempt to acquire control of us.

Vote Necessary to Approve the Proposal

Approval and adoption of the proposed amendment requires the affirmative vote of the holders of 66 2/3% of our outstanding common shares, voting as a class. Since the Proposed Amendment concerns the authorization of additional shares of common shares only, holders of our issued and outstanding preferred shares are not entitled to vote on the proposed amendment under the terms of the Sixth Amended and Restated Declaration of Trust or applicable Texas law.

The Board of Trust Managers unanimously recommends that you vote FOR the amendment to our Sixth Amended and Restated Declaration of Trust to increase the number of authorized common shares from 150,000,000 to 275,000,000.

PROPOSAL THREE
APPROVAL AND ADOPTION OF THE WEINGARTEN REALTY INVESTORS 2010 LONG-TERM INCENTIVE PLAN

Our Board has determined that it is in our best interest to have an incentive plan in place in order to provide incentive compensation opportunities for key employees, trust managers, consultants and other participants.  In view of the foregoing, the Board adopted, subject to shareholder approval, the Weingarten Realty Investors 2010 Long-Term Incentive Plan (the “Plan”), a summary of which is set forth below and a copy of which is attached hereto as Appendix A.  This summary is qualified in its entirety by reference to the full text of the Plan.

Purpose.  The purpose of the Plan is to secure for us and our shareholders the benefits arising from share ownership by selected key employees, consultants and trust managers of the company or our subsidiaries as the Management and Executive Development Compensation Committee may from time to time determine.  We believe that the possibility of participation in the Plan through receipt of incentive share options, nonqualified share options and common share units and common shares that are restricted will provide participants an incentive to perform more effectively and will assist us in attracting and retaining people of outstanding talent and ability.

Term.  The Plan will terminate, and no awards can be made under the Plan, after May 6, 2020.

Administration.  The Plan will be administered by the Management Development and Executive Compensation Committee (the “Committee”), which consists solely of two or more non-employee trust managers.  All questions of interpretation and application of the Plan are determined by this Committee.  The Committee will determine at its discretion the participants who are to receive awards under the Plan, the types of awards and establishment of terms, performance criteria, restrictions and other provisions.

                Participation.  All regular, full-time employees, meaning an employee who works at least 30 hours or more per week, consultants and trust managers of Weingarten Realty Investors or any of our subsidiaries are eligible for selection to participate in the Plan.  The number of employees currently eligible to participate in the Plan is approximately 267.  Incentive share options may not be awarded to participants who are not employees.

Transferability.  Incentive share options during the period of restriction, restricted shares and restricted share units, awarded under the Plan are not assignable or transferable except to us or as designated by the participant by will or the laws of descent and distribution.  Incentive share options may be exercised during the lifetime of the participant only by the participant or his or her guardian or legal representative.  If provided in the option agreement, nonqualified share options may be transferred to permitted transferees (as defined in the Plan).

Shares Available for Grant. A total of 3,000,000 of our common shares will be reserved for issuance under the Plan.  The shares may be either authorized and unissued shares or issued and outstanding shares (including, in the discretion of the Committee, shares purchased in the open market).  If a share option expires unexercised, is terminated, or is canceled or forfeited, the shares allocable to the unexercised portion of that share option may again be subject to a share option under the Plan.

The Plan provides that in the event of any change in our outstanding common shares by reason of any share dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares with respect to which awards may be made under the Plan, the terms and the number of outstanding shares, and the exercise price of a share option, may be equitably adjusted by the Board in its sole discretion.

Share Options.  The Committee may designate a share option as an incentive share option or a nonqualified share option, or the Committee may award restricted shares.  The terms of each award shall be set forth in a written option agreement which incorporates the terms of the Plan.

The exercise price of a nonqualified share option and/or an incentive share option shall be determined by the Committee; provided, however, that the exercise price of a nonqualified option and an incentive share option may not be less than the greater of (i) 100% of the fair market value (as defined in the Plan) as of the option grant date or (ii) the par value of the share on such date.  Incentive share options may not be exercised on the earliest of (i) 10 years from the date of grant; (ii) the date that is one year after a participant’s employment with us is terminated due to a disability or death; (iii) following the participant’s termination with us for reason other than death or disability; and (iv) the date the participant is terminated for cause.   The purchase price of restricted shares will be determined by the Committee on the date the restricted shares are granted, and the restricted shares will be free of the restrictions at the end of the restricted period (as defined in the Plan).

Incentive share options and nonqualified share options may be exercised by payment of the share option price in cash, in shares valued at fair market value on the date of exercise, or any combination thereof.  A holder of nonqualified share options may also make payment, unless restricted by the Committee or the award agreement, in shares purchased upon the exercise of nonqualified share options through our withholding of shares (valued at fair market value as of the date of exercise) that would otherwise be issuable upon exercise of such options equivalent to the purchase price of the nonqualified share options.  Special rules apply which limit the time of exercise of a share option following an employee’s termination of employment.  The Committee may impose additional restrictions on the exercise of any share option.

Amendment and Termination of the Plan.  The Board may at any time and in any way amend, suspend or terminate the Plan provided, however, that no action by the Board shall, without further approval of the shareholders, increase the total number of common shares under the Plan, materially increase the benefits accruing under the Plan or materially modify the requirements as to eligibility for participation in the Plan.

Change in Control/Transactions.  The Plan provides that in the event of any recapitalization, merger, consolidation or conversion, under which the holders of share options do not receive any securities or other property, all awards will remain outstanding and will continue in full force and effect in accordance with their terms.  If the transaction is consummated and the holders of share options receive transactional consideration, the awards will be modified as follows:  (i) if the transaction provides for the assumption by the entity issuing transactional consideration of the awards without any modification or amendment, the awards will remain outstanding and will continue in full force and effect; (ii) if the transaction does not provide for the assumption by the entity issuing transactional consideration, all vesting restrictions applicable to awards which will not be assumed will accelerate and the award holders may exercise/receive the benefits of the awards during the 10 day period immediately preceding the consummation of the transaction.

Clawback of Awards.  Share option awards and awards of restricted shares made to participants under the Plan are subject to clawback under certain circumstances.  In the event of fraud by a participant or a material restatement of our financial statements (other than in connection with a change in accounting policy), the facts and circumstances that led to the fraud and\or the requirement for the restatement will be reviewed and appropriate actions will be taken.  A determination will be made as to whether any participant received compensation based on the original financial statements because it appeared he or she achieved financial performance targets that in fact were not achieved based on the restatement.  This determination will be made by the Board in the case of our named executive officers and by our Chief Executive Officer (subject to the Committee’s approval) in the case of all other participants.  If such a determination is made with respect to any participant, any unvested restricted share awards and unexercised option awards held by such participant may be cancelled.

Federal Tax Consequences.  The grant of incentive share options to an employee does not result in any income tax consequences.  The exercise of an incentive share option generally does not result in any income tax consequences to an employee if (i) the incentive share option is exercised by the employee during his employment with us or one of our subsidiaries, or within a specified period after termination of employment, and (ii) the employee does not dispose of common shares acquired pursuant to the exercise of an incentive share option before the expiration of two years from the date of grant of the incentive share option or one year after exercise and the transfer of the common shares to him, whichever is later.  However, the excess of the fair market value of the common shares as of the date of exercise over the option exercise price is includable in an employee’s alternative minimum taxable income in the year of exercise.

An employee who disposes of his incentive share option shares prior to the expiration of the waiting period generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the common shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the incentive share option exercise price.  Any additional amount realized on an early disposition should be treated as capital gain to the employee, short or long term, depending on the employee’s holding period for the common shares.

As a result of changes made by the Internal Revenue Sservice Restructuring and Reform Act of 1998 reducing the required holding period for assets afforded long-term capital gains tax treatment, if an employee sells common shares acquired pursuant to the exercise of an incentive share option after December 31, 1997, the employee will generally recognize a long-term capital gain or loss on the sale if the common shares were held for more than 12 months.  Under those circumstances, if the employee recognizes a long-term capital gain on the sale, his or her long-term capital gain will be taxed at a maximum rate of 20%.  The sale by an employee of common shares acquired pursuant to the exercise of an incentive share option which are held for more than five years will be taxed at a maximum rate of 18%.

We will not be entitled to a deduction as a result of the grant of an incentive share option, the exercise of an incentive share option, or the sale of incentive share option shares after the waiting period.  If an employee disposes of incentive share option shares in an early disposition, we would be entitled to deduct the amount of ordinary income recognized by the employee.

The grant of nonqualified share options under the Plan will not result in the recognition of any taxable income by the optionee.  An optionee will recognize ordinary income on the date of exercise of the nonqualified share option equal to the excess, if any, of (i) the fair market value of the common shares acquired as of the exercise date, over (ii) the exercise price.  The income reportable on exercise of a nonqualified share option is subject to federal income and employment tax withholding.  Generally, we will be entitled to a deduction for our taxable year within which the optionee recognizes compensation income in a corresponding amount.

Generally, the recipient of an award of restricted shares is taxed upon the fair market value of the common shares at the date or dates that such shares vest, and we are entitled to a deduction at the same time in the same amount.

Grants under the Plan.  There have been no grants under the Plan since the Board approved the Plan described in this proposal; accordingly, the benefits or amounts that will be received as a result of the adoption of the Plan are not currently determinable.

Shareholder Approval Requirement.  The approval of the Plan requires the affirmative vote of the holders of a majority of our common shares voting on the matter.  Accordingly, abstentions and broker non-votes applicable to shares at the annual meeting will not be included in the tabulation of votes cast on this proposal.

Plan Benefits. Specific amounts and types of awards that may be awarded in the future under the  Weingarten Realty Investors 2010 Long-Term Incentive Plan cannot be determined because the grant and actual payout of awards under the Plan will be discretionary.

The Board of Trust Managers unanimously recommends that you vote FOR the adoption of our Weingarten Realty Investors 2010 Long-Term Incentive Plan.

PROPOSAL FOUR
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2010.  During fiscal 2009, Deloitte served as our independent registered public accounting firm and also provided certain tax and other audit related services.  Deloitte, or its predecessors, has served as our principal accounting firm for more than 30 years and is familiar with our affairs and financial procedures.

Independent Registered Public Accounting Firm Fees

The following summarizes the approximate aggregate fees billed to us for the fiscal years ended December 31, 2009 and 2008 by our principal independent registered public accountants, Deloitte.

	2009	2008
	($ in thousands)

Audit Fees (1)	$1,270.5	$1,431.5
Audit-Related Fees (2)	1.4	-
Tax Fees (3)	557.7	567.6
All Other Fees (4)	60.0	87.0

Total	$1,889.6	$2,086.1
______________________

(1)      Fees for audit services billed in 2009 and 2008 consisted of: audit of the Company's annual financial statements, attestation of the management’s assessment of internal control over financial reporting, reviews of the Company's quarterly financial statements, statutory and regulatory audits, comfort letters, consents and other services related to SEC matters.

(2)      Fees for audit-related services billed in 2009 consisted of financial accounting consultations.

(3)      Fees for tax services billed in 2009 and 2008 consisted of tax compliance and tax planning and advice.  Fees for tax compliance services totaled $464,075 and $411,210 in 2009 and 2008, respectively.  Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of federal, state and local income tax return assistance, research for technical advice regarding technical terminations and disguised sales, research for technical advice and analysis for the purpose of filing amended returns, assistance with 704(c) calculations and assistance with earnings and profits calculation and review.

Fees for tax planning and advice services totaled $93,650 and $156,350 in 2009 and 2008, respectively.  Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result.  Such services consisted of tax advice related to structuring certain proposed mergers, acquisitions and disposals, tax advice related to tax incentive financing plans, tax advice related to Internal Revenue Code §1031 reverse deferred exchanges, tax advice related to an intra-group restructuring, tax advice related to IRC §4981 and excise tax, tax advice related to equity and deferred compensation plans, tax advice related to convertible debt issuance and stock buy back transactions, and tax advice related to the Texas Margins Tax.

                (4)  All Other Fees billed in 2009 and 2008 consisted of cost segregation services.

At its regularly scheduled and special meetings, the Audit Committee considers and pre-approves any audit and non-audit services to be performed by our independent accountants.  The Audit Committee has delegated to its Chairman, an independent member of our Board, the authority to grant pre-approvals of non-audit services provided that any such pre-approval by the Chairman shall be reported to the Audit Committee at its next scheduled meeting.  However, pre-approval of non-audit services is not required if (i) the aggregate amount of non-audit services is less than 5% of the total amount paid by us to the auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by us as non-audit services at the time of the engagement; and (iii) such services are promptly brought to the attention of the Audit Committee and, prior to completion of the audit, are approved by the Audit Committee or by one or more Audit Committee members who have been delegated authority to grant approvals.  During 2009 and 2008, non-audit services exceeded 5% of the total amount paid by us and were pre-approved by the Audit Committee.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected Deloitte's independence.

Representatives of Deloitte will be present at the annual meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from shareholders.

The Audit Committee, which has the sole authority to retain our independent registered public accountants, recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010.

OTHER MATTERS

As of the mailing date of this proxy statement, the Board knows of no other matters to be presented at the meeting.  Should any other matter requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any shareholder, who intends to bring business to the annual meeting in the year 2011, or to nominate a person to the Board, must give written notice to our company secretary, M. Candace DuFour, at P.O. Box 924133, Houston, Texas 77292-4133, by March 1, 2011. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting. To nominate a trust manager before the next annual meeting, submit the nomination to us as described on page 5.

ADDITIONAL INFORMATION

Electronic Availability of Proxy Statement and Annual Report

As permitted by SEC rules, we are making this proxy statement and our annual report available to shareholders electronically via the Internet at www.proxyvote.com and under the Investor Relations section of our website at www.weingarten.com under "SEC Filings."  On March 26 2010, we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online.  If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice or set forth in the following paragraph.

If you received a paper copy of this proxy statement by mail and you wish to receive a notice of availability of next year's proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail message that will provide a link to these documents on our website.  By opting to receive the notice of availability and accessing your proxy materials online, you will save us the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources.  Registered shareholders may elect to receive electronic proxy and annual report access or a paper notice of availability for future annual meetings by registering online at www.weingarten.com under "Investor Relations."  If you received electronic or paper notice of availability of these proxy materials and wish to receive paper delivery of a full set of future proxy materials, you may do so at the same location.  Beneficial or "street name" shareholders who wish to elect one of these options may also do so under the Investor Relations section of our website at www.weingarten.com.

Reduce Duplicate Mailings

We are required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record. If you have more than one account in your name or at the same address as other shareholders, we or your broker may discontinue mailings of multiple copies.  If you wish to receive separate mailings for multiple accounts at the same address, you should mark the designated box on your proxy card.  If you are voting by telephone or the Internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a shareholder of record or notify your broker if you hold through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent.  If you received only one copy of this proxy statement and the annual report or notice of availability of these materials and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.  You can notify us by sending a written request to  Weingarten Realty Investors, 2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008, Attention: Investor Relations, or by contacting us at either (800) 298-9974 or (713) 866-6000, and we will promptly deliver additional materials as requested.

Appendix A

WEINGARTEN REALTY INVESTORS
2010 LONG-TERM INCENTIVE PLAN

I.  GENERAL

1.1           Purpose.  The Weingarten Realty Investors 2010 Long-Term Incentive Plan (the "Plan") has been established by Weingarten Realty Investors, a Texas real estate investment trust (the "Company"), to:

(a)           attract and retain key employees of the Company;

(b)           attract and retain trust managers and Consultants (as defined below);

(c)           motivate Participants (as defined below) by means of appropriate incentives to achieve long-range goals;

(d)           provide incentive compensation opportunities that are competitive with those of comparable enterprises; and

(e)           further align Participants' interests with those of the Company's other shareholders through compensation alternatives based on the Company's common shares of beneficial interest;

and thereby promote the long-term financial interest of the Company and its Subsidiaries (as defined below), if any, including the growth in value of the Company's equity and enhancement of long-team shareholder return.

1.2           Effective Date.  Subject to the ratification and approval of the holders of a majority of the voting common shares of beneficial interest of the Company, the Plan shall be effective as of May 6, 2010 (“Effective Date”), provided, however, that awards approved by the Committee prior to approval of the Plan by shareholders of the Company are contingent on such approval of the Plan by the shareholders of the Company and shall be null and void if such approval of the shareholders of the Company is withheld.  The Plan shall terminate on May 6, 2020, the tenth anniversary of the Effective Date.

1.3           Definitions.  The following definitions are applicable to the Plan.

(a)           "Award" shall mean the grant of Share Options, Restricted Shares, or Restricted Share Units pursuant to the Plan.

(b)           "Award Agreement" shall mean a written agreement between the Company and a Participant documenting an Award under the Plan. Such agreement may be documented in electronic form determined to be acceptable by the Committee.

(c)           "Board" shall mean the Board of Trust Managers of the Company.

(d)           "Cause" shall mean termination of a Participant's employment with the Company or a Subsidiary upon the occurrence of one or more of the following events:

(1)           The Participant's failure to substantially perform such Participant's duties with the Company or any Subsidiary as determined by the Committee or the Board following receipt by the Participant of written notice of such failure and the Participant's failure to remedy such failure within fourteen (14) days after receipt of such notice (other than a failure from the Participant's incapacity during physical or mental illness);

(2)           The Participant's willful failure or refusal to perform specific directives of the Board, which directives are consistent with the scope and nature of the Participant's duties and responsibilities, and which are not remedied by the Participant within fourteen (14) days after being notified in writing of such Participant's failure by the Board;

(3)           The Participant's conviction of a felony; or

(4)           A breach of the Participant's fiduciary duty to the Company or any Subsidiary or willful violation in the course of performing the Participant's duties for the Company or any Subsidiary of any law, rule or regulation (other than traffic violations or other minor offenses).  No act or failure to act on the Participant's part shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interest of the Company;

provided, however, that for each employee of the Company who has entered into an employment agreement with the Company, "cause" shall have the meaning provided in such employment agreement.

(e)           "Change in Control" shall mean, after the Effective Date, (i) a Corporate Transaction is consummated, other than a Corporate Transaction that would result in substantially all of the holders of voting securities of the Company outstanding immediately prior thereto owning (directly or indirectly and in substantially the same proportions relative to each other) not less than fifty percent (50%) of the combined voting power of the voting securities of the issuing/surviving/resulting entity outstanding immediately after such Corporate Transaction or (ii) an agreement for the sale or other disposition of all or substantially all of the company's assets (evaluated on a consolidated basis, without regard to whether the sale or disposition is effected via a sale or disposition of assets of the Company; the sale or disposition of the securities of one or more Subsidiaries or the sale or disposition of the assets of one or more Subsidiaries) is consummated.

Notwithstanding the foregoing, if payment or settlement of an Award is contingent upon the occurrence of a Change in Control, for such purpose, Change in Control shall be defined as provided in Code Section 409A(a)(2)(A)(v) and regulations promulgated thereunder and shall be construed accordingly.

(f)            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any successor to such legislation).

(g)           "Committee" shall mean the Management and Development Executive Compensation Committee of the Board as such Committee may be constituted from time to time; provided, however, membership on the Committee shall be limited to Non-Employee Trust Managers; and provided, further, the Committee will consist of not less than two (2) trust managers.

(h)           "Consultant" shall mean any Person who or which is engaged by the Company or any Subsidiary to render consulting services pursuant to a written agreement.

(i)            "Corporate Transaction" shall mean any recapitalization (other than a transaction contemplated by Section 1.11 of the Plan) merger, consolidation or conversion involving the Company or any exchange of securities involving the Shares (other than a transaction contemplated by Section 1.11 of the Plan), provided that an issuance of Shares by the Company shall not be deemed to be a "Corporate Transaction."

(j)            "Disabled" shall mean the inability of a Participant by reason of a physical or mental impairment, to engage in any substantial gainful activity on behalf of the Company, of which the Board shall be the sole judge.

(k)           "Fair Market Value" of any Shares shall mean (i) if the Shares are readily tradable on an established securities market, the closing price of a share on the Option Date; (ii) if the Shares are traded on an exchange or market in which prices are reported on bid-and-asked prices, the closing price for a Share on the Option Date; or (iii) if the Shares are not readily tradable on an established securities market nor traded on the over-the-counter market, then with respect to Non-Qualified Share Options and Restricted Share Units, such value as the Committee, in good faith, shall determine in accordance with Treasury Regulation Section 1.409A-1(b)(5)(iv)(B), and with respect to any other Award hereunder, such value as the Committee, in good faith, shall determine.

(l)            "Incentive Share Option" shall mean any option to purchase Shares awarded pursuant to the Plan which qualifies as an "Incentive Share Option" pursuant to Code Section 422.

(m)          "Non-Employee Trust Manager" shall have the meaning set forth for a non-employee director in Rule 16b-3 (or any successor to such rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who are also "outside directors," as required pursuant to Code Section 162(m) and such Treasury regulations as may be promulgated thereunder.

(n)           "Non-Qualified Share Option" shall mean any option to purchase Shares awarded pursuant to the Plan that does not qualify as an Incentive Share Option, including, without limitation, any option to purchase Shares originally designated as or intended to qualify as an Incentive Share Option but which does not (for whatever reason) qualify as an Incentive Share Option.

(o)           "Option Date" shall mean, with respect to any Share Option, the date on which the Share Option is granted under the Plan.

(p)           "Participant" shall mean (i) any regular full-time employee of the Company or any Subsidiary (meaning an employee who works at least thirty (30) hours or more per week) who is selected by the Committee to participate in the Plan, or (ii) any Consultant or trust manager of the Company or any Subsidiary.

(q)           "Permitted Modification" shall be deemed to be any modification of an Award which is made in connection with a Corporate Transaction and which provides in connection with a Share Option, that subsequent to the consummation of the Corporate Transaction (i) the exercise price of such Share Option will be proportionately adjusted to reflect the exchange ratio applicable to the particular Corporate Transaction and/or (ii) the nature and amount of consideration to be received upon exercise of the Share Option will be the same (on a per share basis) as was received by Persons who were holders of shares of Common stock immediately prior to the consummation of the Corporate Transaction; provided, however, as follows: (i) any such adjustments to Awards that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A unless the Participant consents otherwise; (ii) any such adjustments to Awards that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Code Section 409A or comply with the requirements of Code Section 409A unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause an Award that is not intended to be subject to Code Section 409A to be subject thereto.

(r)            "Permitted Transferees" shall mean a member of a Participant's immediate family, trusts for the benefit of such immediate family members, and partnerships in which the Participant and/or such immediate family members are the only partners, provided that no consideration is provided for the transfer.  Immediate family members shall include a Participant's spouse, descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption.

(s)           "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization or any other farm of business organization.

(t)            "Restricted Period" has the meaning ascribed to it in Article IV.

(u)           "Restricted Shares" has the meaning ascribed to it in Article IV.

(v)           "Restricted Share Units" has the meaning ascribed to it in Article V.

(w)          "Retirement" shall mean the Participant’s termination of employment or service which is designated by the Committee, in its sole discretion, as a retirement for purposes of the Plan.

(x)           "Securities Act" shall mean the Securities Act of 1933, as amended from time to time (or any successor to such legislation).

(y)          "Separation from Service" shall mean the termination of employment or service of a Participant from the Company and all Subsidiaries. A Participant shall have Separated from Service as of the date after which the level of bona fide services he or she is expected to perform has decreased to no more than 20 percent of the average level of bona fide services performed over the immediately preceding 36-month period. A Participant’s service shall not be deemed to have terminated merely because of a change in the entity for which the Participant renders such service, provided there is no interruption or termination of the Participant’s service.

(z)           "Shares" shall mean the common shares of beneficial interest of the Company, $.03 par value per share, of the Company.

(aa)         "Share Option" shall mean the right of a Participant to purchase Shares pursuant to an Incentive Share Option or a Non-Qualified Share Option awarded pursuant to the provisions of the Plan.

(bb)        "Subsidiary" shall mean any Person during any period of which fifty percent (50%) or more of the total combined voting power of all classes of securities entitled to vote is owned, directly or indirectly, by the Company.

(cc)         "Transactional Consideration" shall have the meaning set forth in Section 1.11(a) of the Plan.

1.4           Administration.

(a)           The authority to manage and control the operation and administration of the Plan shall be vested in the Committee.  Subject to the provisions of the Plan, the Committee will have authority to:

(1)           select employees, Consultants or trust managers to receive Awards;

(2)           to determine the time or times of receipt of Shares issued pursuant to an Award;

(3)           to determine the types of Awards and the number of Shares covered by the Awards;

(4)           to establish the terms, conditions, performance criteria, restrictions, and other provisions of Awards;

(5)           to amend, modify or suspend Awards;

(6)           to interpret the Plan;

(7)           to establish, amend, and rescind any rules and regulations relating to the Plan;

(8)           to determine the terms and provisions of any Award Agreements and, as provided in the Plan, to modify such Award Agreements; and

(9)           to make all other determinations that may be necessary or advisable for the administration of the Plan.

(b)           In making Award determinations under the Plan, the Committee may take into account the nature of services rendered by the respective employee, Consultant, independent contractor or trust manager of the Company or any Subsidiary, his or her present and potential contribution, to the Company's or any Subsidiary's success and such other factors as the Board deems relevant.

(c)           With respect to persons subject to Section 16 of the Securities Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor rule or statute under the Exchange Act. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law.

(d)           The Committee shall consist solely of two or more Non-Employee Trust Managers until such time as such other requirements are imposed or as otherwise permitted by Rule 16b-3 or its successor rule or statute under the Exchange Act.  The Committee shall function as follows: a majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's Bylaws or resolutions duly adopted by the Board. All actions taken and decisions and determinations made by the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan.

(e)           Notwithstanding any provision hereof, the Board, in its sole and exclusive discretion, may vest any or all of the authority, powers and discretion provided to the Committee under this Section or any provision of the Plan to the Board.  All members of the Committee will serve at the pleasure of the Board.

(f)           It is the intention of the Company that the Plan and all Awards issued under the Plan be interpreted and administered consistent with the provisions of Code Section 409A and the Treasury Regulations issued thereunder, including the exemptions from application of Section 409A available thereunder. Further, it is the intention of the Company that Share Option Awards and Restricted Share Awards shall not be “deferred compensation” subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of such  Awards shall be interpreted accordingly. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Code Section 409A, the Committee may adopt such amendment to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (1) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award or (2) comply with the requirements of Code Section 409A.

1.5           Participation.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, (i) the employees of the Company and/or its Subsidiaries who will participate in the Plan, and (ii) any Consultants or trust managers of the Company and/or its Subsidiaries who will participate in the Plan.  In the discretion of the Committee, a Participant may be awarded Share Options, Restricted Shares, or Restricted Share Units or any combination thereof, and more than one award may be granted to a Participant; provided, however, that Incentive Share Options shall not be awarded to Participants who are not employees of the Company.  Except as otherwise agreed to by the Company and the Participant, any award under the Plan shall not affect any previous award to the Participant under the Plan or any other plan maintained by the Company or its Subsidiaries.

1.6           Shares Subject to the Plan.  The Shares with respect to which awards may be made under the Plan shall be either authorized and unissued shares or issued and outstanding shares (including, in the discretion of the Committee, shares purchased in the stock market). Subject to the provisions of Section 1.10, the number of Shares available under the Plan for the grant of Awards shall not exceed 3,000,000 shares in the aggregate. If, for any reason, any Award under the Plan or any portion of the Award, shall expire, terminate or be forfeited or cancelled, or be settled in cash pursuant to the terms of the Plan and, therefore, any such shares are no longer distributable under the Award, such Shares shall again be available for award under the Plan.

1.7           Compliance With Applicable Laws and Withholding of Taxes.

(a)           Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue any Shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.  As a condition to the issuance or transfer of any Shares issuable in connection with an Award under the Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that (i) such issuance and/or transfer will not be in violation of the Securities Act or any other applicable securities laws and (ii) such issuance and/or transfer will not be in violation of the rules and regulations of any securities exchange or automated quotation system on which the Shares are listed or admitted to trading.

(b)           All Awards and payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of Shares that the Participant already owns, or to which a Participant is otherwise entitled under the Plan. The Company shall have the right to deduct from the number of Shares constituting part of the exercised Award paid in cash, if any, in consequence of the exercise of a Share Option or in connection with an Award of Restricted Shares or Restricted Share Units under the Plan, any taxes required by law to be withheld with respect to such cash payments. Where an employee or other person is entitled to receive Shares pursuant to the exercise of a Share Option pursuant to the Plan, the Company shall have the right to require the employee or such other person to pay to the Company the amount of any taxes that the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld.

(c)           Upon the disposition (within the meaning of Code Section 424(c)) of Shares acquired pursuant to the exercise of an Incentive Share Option prior to the expiration of the holding period requirements of Code Section 422(a)(1), the employee shall be required to give notice to the Company of such disposition and the Company shall have the right to require the employee to pay to the Company the amount of any taxes that are required by law to be withheld with respect to such disposition.

(d)           Upon termination of the Restricted Period with respect to an Award of Restricted Shares or Restricted Share Units (or such earlier time, if any, as an election is made by the employee under Code Section 83(b), or any successor provisions thereto, to include the value of such shares in taxable income), the Company shall have the right to require the Participant or other person receiving Shares in respect of such Restricted Shares Award or Restricted Share Units Award to pay to the Company the amount of taxes that the Company is required to withhold with respect to such Shares or, in lieu thereof, to retain or sellwithout notice a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Restricted Shares or Restricted Share Units the amount of taxes that the Company is required to withhold with respect to such dividend payments.

(e)           The Company shall not be liable for damages due to delay in the issuance,  delivery or transfer of any Shares issuable in connection with an Award under the Plan for any reason whatsoever, including, but not limited to, a delay caused by the listing requirements of any securities exchange or automated quotation system or any registration requirements under the Securities Act or under any other state or federal law, rule or regulation.  Furthermore, the Company will have no liability to any person for refusing to issue, deliver or transfer any Shares issuable in connection with an Award under the Plan if such refusal is based upon the foregoing provisions of this Section.

1.8           Transferability.  Incentive Share Options and, during the period of restriction, Restricted Shares and Restricted Share Units, awarded under the Plan are not assignable or transferable except to the Company or as designated by the Participant by will or by the laws of descent and distribution.  Incentive Share Options may be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.  If provided in the option agreement, Non-Qualified Share Options may be transferred by a Participant to Permitted Transferees, and may be exercised either by the Participant, his guardian or legal representative, or by a Permitted Transferee.

1.9           Employee and Shareholder Status.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any other Subsidiary or any trust manager or Consultant the right to continue to provide services to the Company or any Subsidiary.  No Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he or she fulfills all service requirements and other conditions for receipt of Shares.  If the redistribution of Shares is restricted pursuant to Section 1.8, certificates representing such Shares may bear a legend referring to such restrictions.

1.10         Adjustments to Number of Shares Subject to the Plan.  In the event of any change in the outstanding Shares of the Company by reason of any share dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other similar change, the aggregate number of Share Options, Restricted Shares, and Restricted Share Units, and the purchase price of a share under any Share Options, may be equitably adjusted by the Board in its sole discretion, provided, however, as follows: (i) any such adjustments to Awards that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A unless the Participant consents otherwise; (ii) any such adjustments to Awards that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Code Section 409A or comply with the requirements of Code Section 409A unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause an Award that is not intended to be subject to Code Section 409A to be subject thereto.

1.11         Corporate Transactions.

(a)           If a Corporate Transaction is consummated and immediately following the consummation of such Corporate Transaction the Persons who were holders of Shares immediately prior to the consummation of such Corporate Transaction do not receive any securities or other property (hereinafter collectively referred to as "Transactional Consideration") as a result of such Corporate Transaction and substantially all of such Persons continue to hold the Shares held by them immediately prior to the consummation of such Corporate Transaction (in substantially the same proportions relative to each other), the Awards will remain outstanding and will continue in full force and effect in accordance with their terms (without any modification) following the consummation of the Corporate Transaction.

(b)           If a Corporate Transaction is consummated and immediately following the consummation of such Corporate Transaction the Persons who were holders of Shares immediately prior to the consummation of such Corporate Transaction receive Transactional Consideration as a result of such Corporate Transaction or substantially all of such Persons do not continue to hold the Shares held by them immediately prior to the consummation of such Corporate Transaction (in substantially the same proportions relative to each other), the terms and conditions of the Awards may be modified as follows:

(1)           If the documentation pursuant to which a Corporate Transaction will be consummated provides for the assumption (by the entity issuing Transactional Consideration to the Persons who were the holders of Shares immediately prior to the consummation of such Corporate Transaction) of the Awards granted pursuant to the Plan without any modification or amendment other than the issuer of the Shares covered by the Award, such Awards will remain outstanding and will continue in full force and effect in accordance with their terms following the consummation of such Corporate Transaction.

(2)           If the documentation pursuant to which a Corporate Transaction will be consummated does not provide for the assumption by the entity issuing Transactional Consideration to the Persons who were the holders of Shares immediately prior to the consummation of such Corporate Transaction of the Awards granted pursuant to the Plan without any modification or amendment, all vesting restrictions (performance-based or otherwise) applicable to Awards which will not be so assumed will accelerate and the holders of such Awards may (subject to the expiration of the term of such Awards) exercise/receive the benefits of such Awards without regard to such vesting restrictions during the ten (10) day period immediately preceding the consummation of such Corporate Transaction. For purposes of the immediately preceding sentence, all performance-based goals will be deemed to have been satisfied in full.  The Company will provide each Participant holding Awards that will not be so assumed with reasonable notice of the termination of such vesting restrictions and the impending termination of such Awards.  Upon the consummation of such a Corporate Transaction, all unexercised Awards which are not to be so assumed will automatically terminate and cease to be outstanding.

(c)           Nothing contained in this Section will be deemed to extend the term of an Award or to revive any Award which has previously lapsed or been cancelled, terminated or surrendered.

1.12         Agreement With Company.  At the time of any Awards under the Plan, the Committee will require a Participant to enter into an Award Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

1.13         Amendment and Termination of Plan.  Subject to the following provisions of this Section 1.13, the Board may at any time and in any way amend, suspend or terminate the Plan.  No amendment of the Plan and, except as provided in Section 1.10, no action by the Board, shall, without further approval of the shareholders of the Company, increase the total number of Shares with respect to which awards may be made under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan, if shareholder approval of such amendment is a condition of Rule 16b-3 or its successor rule or statute, the Code or any exchange or market system on which the Shares are listed at the time such amendment is adopted. No amendment, suspension or termination of the Plan shall alter or impair any Share Option, Restricted Shares, or Restricted Share Units previously awarded under the Plan without the consent of the holder thereof.

1.14         Amendments and Adjustments To Awards.  Subject to the limitations described herein, the Committee may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including, without limitation, to change the date or dates as of which and/or the terms and conditions to which (a) a Share Option becomes exercisable or (b) to amend the terms of any outstanding Share Option to provide an exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Award or (c) to cancel an Award and grant a new Award in substitution therefore under such different terms and conditions as the Committee may also make adjustments in the terms and conditions of, and the criteria included in agreements evidencing Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 1.11 of the Plan) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent reduction or enlargement of the benefits or potential benefits intended to be made available pursuant to the Plan.  Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal in value to the Fair Market Value of such cancelled Award.  The determinations of value pursuant to this Section shall be made by the Committee in its sole discretion. Notwithstanding the immediately preceding provisions of this Section 1.14, with respect to a Non-Qualified Share Option, no modifications described in this Section 1.14 shall be made to such Option unless such modification is permitted pursuant to Treasury Regulation Section 1.409A-1(b)(5)(v) and will not cause the Non-Qualified Share Option to be considered “deferred compensation” within the meaning of Code Section 409A.

1.15         Liability of the Company.  By accepting any benefits under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consented to, any action taken or made to be taken or made under the Plan by the Company, the Board, the Committee or any other committee appointed by the Board. No Participant or any person claiming under or through him or her shall have any right or interest, whether vested or otherwise, in the Plan or in any Share Option hereunder, contingent or otherwise, unless and until such Participant shall have complied with all of the terms, conditions and provisions of the Plan and the Award Agreement relating thereto.  Neither the Company, its trust managers, officers or employees, nor any of the Subsidiaries which are in existence or hereafter come into existence, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Share Options granted hereunder do not qualify for tax treatment as Incentive Share Options under Section 422 of the Code.  Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation which may be created by the Plan.

1.16         Unfunded Plan.  Insofar as it provides for Awards, the Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Participants who are granted Awards of Shares under the Plan, any such accounts will be used merely as a bookkeeping convenience.  Except for the holding of Restricted Shares in escrow pursuant to Article IV hereof, the Company shall not be required to segregate any assets which may at any time be represented by Awards under the Plan, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board nor the Committee be deemed to be a trustee of Shares or cash to be awarded under the Plan.  Any liability of the Company to any Participant with respect to an Award under the Plan shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

1.17         Date of Grant of an Award.  The granting of an Award shall take place only upon the execution and delivery by the Company and the Participant of an Award Agreement and neither any other action taken by the Committee or the Board nor anything contained in the Plan or in any resolution adopted or to be adopted by the Committee, the Board or the shareholders of the Company shall constitute the granting of an Award pursuant to this Plan; provided, however, that the amount of an Award (such as, for example, the number of Share Options or Restricted Shares to be granted) and the date as of which the Award will be granted shall be in a manner determined by the Committee and may precede the date of grant.

1.18         Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas, without giving effect to the choice of laws, rules and principles.

II.  INCENTIVE SHARE OPTIONS

2.1           Definition.  The award of an Incentive Share Option under the Plan entitles the Participant to purchase Shares at a price fixed at the date on which the Option is granted, subject to the following terms of this Article II.

2.2           Eligibility.  The Committee shall designate the Participants to whom Incentive Share Options, as described in Code Section 422(b) or any successor section thereto, are to be awarded under the Plan and shall determine the number of shares to be offered to each of them. Incentive Share Options may be awarded only to employees. In no event shall the aggregate Fair Market Value (determined at the time the Option is awarded) of Shares with respect to which Incentive Share Options are exercisable for the first time by an individual during any calendar year (under all Plans of the Company and all Subsidiaries) exceed $100,000.

2.3           Price.  The purchase price of a Share under an Incentive Share Option shall be determined by the Committee, provided, however, that in no event shall such price be less than the greater of (i) 100% of the Fair Market Value of a share as of the Option Date (or 110% of such Fair Market Value if the holder of the Share Option owns shares possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company or any Subsidiary) or (ii) the par value of a Share on such date.

2.4           Exercise.

(a)           Each Incentive Share Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments, as may be determined by the Committee at the Option Date. Unless otherwise provided in the applicable Award Agreement and subject to the Option’s Expiration Date as provided in Section 2.5, each Incentive Share Option shall become and be exercisable in the event the Participant terminates employment due to Retirement, death or Disability, as of the date of such termination of employment.

(b)           Unless otherwise provided in the Award Agreement evidencing such Share Option, Participants may elect to pay the purchase price of Shares purchased upon the exercise of Incentive Share Options in cash or through delivery at the time of such exercise of Shares (valued at Fair Market Value as of the date of exercise) already owned by the Participant or any combination thereof, equivalent to the purchase price of such Incentive Share Options. A Participant's payment of the purchase price in connection with the exercise of an Incentive Share Option through delivery of Shares ("ISO Shares") that were acquired through the exercise of an Incentive Share Option and that have been held for more than one year will be considered a disposition (within the meaning of Code Section 422(c)) of ISO Shares, resulting in the disqualification of the ISO Shares from treatment as an Incentive Share Option under Code Section 422, and the Participant's recognition of ordinary income.  Participants should consult with their tax advisors prior to electing to exercise an Incentive Share Option by this method.

(c)           As soon as practicable following the time of exercise of an Incentive Share Option, a certificate representing the Shares so purchased shall be delivered to the Participant.

2.5           Option Expiration Date.  Unless otherwise provided by the Award Agreement, the "Expiration Date" with respect to an Incentive Share Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

(a)           the date that is ten (10) years after the date on which the Incentive Share Option is awarded (or, if the Participant owns shares possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company or any Subsidiary, the date that is five (5) years after the date on which the Incentive Share Option is awarded);

(b)           the date that is one (1) year after the Participant's employment with the Company and all Subsidiaries is terminated by reason of the Participant becoming Disabled or by reason of the Participant's death;

(c)           three (3) months following the date that the Participant's employment with the Company and all Subsidiaries is terminated for reason other than death or becoming Disabled; or

(d)           the date the Participant is terminated for Cause.

All rights to purchase Shares pursuant to an Incentive Share Option shall cease as of such Option's Expiration Date.

III.  NON-QUALIFIED SHARE OPTIONS

3.1           Definition.  The award of a Non-Qualified Share Option under the Plan entitles the Participant to purchase shares at a price fixed at the date on which the Option is granted, subject to the following terms of this Article III.

3.2           Eligibility.  The Committee shall designate the Participants to whom Non-Qualified Share Options are to be awarded under the Plan and shall determine the number of option Shares to be offered to each of them.

3.3           Price.  The purchase price of a Share under a Non-Qualified Share Option shall be determined by the Committee; provided, however, that in no event shall such Price be less than 100% of the Fair Market Value of a Share as of the Option Date.

3.4           Exercise.

(a)           Each Non-Qualified Share Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments, as may be determined by the Committee at the Option Date. Unless otherwise provided in the applicable Award Agreement and subject to the Option’s Expiration Date as provided in Section 3.5, each Non-Qualified Share Option shall become and be exercisable in the event the Participant terminates employment due to Retirement, death or Disability, as of the date of such termination of employment.

(b)           Unless otherwise provided in the Award Agreement evidencing such Non-Qualified Share Option, Participants may elect to pay the purchase price of Shares purchased upon the exercise of Non-Qualified Share Options in cash or though delivery at the time of such exercise of Shares (valued at Fair Market Value as of the date of exercise) already owned by the Participant, or any combination thereof, equivalent to the purchase price of such Non-Qualified Share Options.  Participants also may elect to pay, unless restricted by the Committee or the terms of the Participant's Award Agreement, the purchase price, in whole or in part, in Shares purchased upon the exercise of Non-Qualified Share Options through the Company's withholding of Shares (valued at Fair Market Value as of the date of exercise) that would otherwise be issuable upon exercise of such options equivalent to the purchase price of such Non-Qualified Share Options and, as soon as practicable thereafter, a certificate representing the net number of shares so purchased shall be delivered to the person entitled thereto.

(c)           As soon as practicable following the time of exercise of a Non-Qualified Share Option, a certificate representing the Shares so purchased shall be delivered to the Participant. Upon exercise, the Participant shall in no event be entitled to any accumulated dividends, other securities or cash to which he or she would have been entitled had he or she actually owned the Shares subject to the Non-Qualified Option as of the Option Date.

3.5           Option Expiration Date.  Unless otherwise provided in a Participant's Award Agreement, the "Expiration Date" with respect to a Non-Qualified Share Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

(a)           the date is (10) ten years after the date on which the Non-Qualified Share Option is awarded;

(b)           three (3) months following the date that the Participant's employment with the Company and all Subsidiaries is terminated by reasons other than death, Retirement, or becoming Disabled; or

(c)           the date the Participant is terminated for Cause.

All rights to purchase shares pursuant to a Non-Qualified Share Option shall cease as of such Option's Expiration Date.

IV.  RESTRICTED SHARES

4.1           Definition.  Restricted Share Awards are grants of Shares to Participants, the vesting of which is subject to a required period of employment and any other conditions established by the Committee.

4.2           Eligibility.  The Committee shall designate the Participants to whom Restricted Shares are to be awarded and the number of Shares that are subject to the Award.

4.3           Terms and Conditions of Awards.  All Restricted Shares awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Participant's Award Agreement.

(a)           Restricted Shares awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of years as the Committee may determine on the date of grant of the Award of Restricted Shares (the "Restricted Period").  Except for such restrictions, the Participant as owner of such shares shall have all the rights of a shareholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares (including any non-vested shares subject to an Award).

(b)           The Committee may in its discretion, at any time after the date of the award of Restricted Shares, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants.

(c)           Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment with the Company and all Subsidiaries terminates prior to the end of the Restricted Period for any reason shall forfeit Restricted Shares remaining subject to any outstanding vesting requirements under the Restricted Share Awards. Notwithstanding the immediately foregoing, unless otherwise provided in the applicable Award Agreement, in the event the Participant terminates employment due to Retirement, death, or Disability, all unvested Restricted Shares held by such Participant shall immediately vest.

(d)           Each certificate issued in respect of Restricted Shares awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited with the Company's transfer agent or an agent of the Company as designated by the Committee.  Each such certificate shall bear the following (or a similar) legend:

"The transferability of this certificate and the Shares represented hereby are subject to the terms and conditions (including forfeiture) contained in the Weingarten Realty Investors 2010 Long Term Incentive Plan and an agreement entered into between the registered owner and Weingarten Realty Investors.  A copy of such plan and agreement is on file in the office of the Secretary of Weingarten Realty Investors, 2600 Citadel Plaza Drive #300, Houston, Texas  77008.

(e)           At the end of the Restricted Period for Restricted Shares, such Restricted Shares will be transferred free of the restrictions set forth in Section 4.3(d) above to a Participant (or to his or her legal representative, beneficiary or heir). Notwithstanding the foregoing, to the extent permissible under the Weingarten Realty Investors Deferred Compensation Plan, the Committee may provide that payment of a Restricted Share Award may be deferred, in accordance with the terms of such plan, which is intended to satisfy the requirements applicable to such a deferral under Code Section 409A.

V.  RESTRICTED SHARE UNITS

5.1           Definition. A Restricted Share Unit Award is the grant of a right to receive Shares in the future, the vesting of which is subject to a required period of employment and any other conditions established by the Committee.

5.2           Eligibility. The Committee shall designate the Participants to whom Restricted Share Units are to be awarded and the number of Shares that are subject to the Award.

5.3           Terms and Conditions of Awards. All Restricted Share Units awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Participant's Award Agreement.

(a)           A Restricted Share Unit may only be paid in whole Shares. The Share Certificate evidencing the Shares payable under a Restricted Share Unit shall be issued within two and one-half (2½) months after the date on which the Restricted Share Unit vests so that the payment of Shares qualifies for the short-term deferral exception under Code Section 409A; provided, however, that at the time a Restricted Share Unit Award is granted, the Committee may provide, in the applicable Award Agreement, that the Share Certificate evidencing the Shares payable under the Award shall be issued two and one-half (2½) months following the Participant’s Separation from Service or, if the Participant is a “specified employee” (as defined pursuant to Treasury Regulation Section 1.409A-1(i)), that the Share Certificate shall be issued in the month following the expiration of six months from the date of Separation from Service.

(b)           The Committee shall determine the dates on which Restricted Share Units granted to a Participant shall vest.  The Committee may, in its sole discretion, accelerate the vesting of any Restricted Share Units.  The acceleration of any Restricted Share Unit Award shall create no right, expectation or reliance on the part of any other Participant or that Participant regarding any other Restricted Share Unit Award.

(c)           Except as otherwise determined by the Committee in its sole discretion, with respect to a Participant whose employment with the Company and all Subsidiaries terminates, the Participant’s unvested Restricted Share Units as of the date of termination shall be forfeited and any rights the Participant had to such unvested Awards shall become null and void; provided, however, that, notwithstanding the immediately foregoing, unless otherwise provided in the applicable Award Agreement, in the event the Participant terminates employment due to Retirement, death or Disability, all unvested Restricted Share Units held by such Participant shall immediately vest.

(d)           Unless provided otherwise in the applicable Award Agreement, the holder of a Restricted Share Unit Award shall not be entitled to receive dividends or dividend equivalents related to the Shares associated with the Award.

(e)           Unless expressly permitted by the Committee in the Award Agreement, a Participant does not have any right to make any election regarding the time or form of any payment pursuant to a Restricted Share Unit Award.

VI.  ACTIONS TAKEN IN THE EVENT OF FRAUD OR A MATERIAL RESTATEMENT OF FINANCIAL STATEMENTS

6.1           Clawback.  If at any time an allegation is made that an executive officer or any Participant has engaged in fraud, a review by the Board of the facts and circumstances associated with the alleged actions shall occur, and a determination shall be made whether fraud has occurred. In the event the allegation relates to a named executive officer, such review and determination shall be made by the Board; with respect to all other Participants, such review and determination shall be made by the Chief Executive Officer and his decision shall be subject to approval by the Committee.  Additionally, if the Company is required to materially restate its financial statements, the Board shall investigate the events giving rise to the restatement.  If is determined there was a failure to properly supervise, or a Participant’s actions or omissions led in any material way to the restatement, the Board will determine whether such officer received compensation based on the original financial statements because it appeared he achieved financial performance targets that, in light of the restated financial statements, were not, in fact, achieved. If a determination is made, the actions that may be taken by the Board, with respect to named executive officers, or the Chief Executive Officer, with respect to all other executive officers and associates (subject to Committee approval), include canceling all or any portion of the Participant’s unvested Awards.  Any determination by the Board or Chief Executive Officer (subject to Committee approval) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

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WEINGARTEN REALTY INVESTORS

The Board of Trust Managers recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Trust Managers	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Stanford Alexander
02) Andrew M. Alexander
03) James W. Crownover
04) Robert J. Cruikshank
05) Melvin A. Dow
06) Stephen A. Lasher
07) Douglas W. Schnitzer
08) C. Park Shaper
09) Marc J. Shapiro

The Board of Trust Managers recommends you vote FOR the following proposals:

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date